ARISTOTLE CAPITAL

MANAGEMENT, LLC

INVESTMENT ADVISER

Compliance Manual

12/04/2013

1. INTRODUCTION 1

1.1.

USE AND DISTRIBUTION OF THIS MANUAL 1

1.2.

ROLE AND RESPONSIBILITIES OF THE CCO 1

1.3.

VIOLATIONS 2

1.4.

COMPLIANCE QUESTIONS 2

2. THE ADVISERS ACT AND FIDUCIARY DUTY 3

2.1. ANTI-FRAUD PROVISION OF THE ADVISERS ACT 3

2.2. POLICY:  FIDUCIARY DUTY 3

3. REGISTRATION 4

3.1. SEC REGISTRATION 4

3.2. STATE NOTICE FILINGS 4

3.3. ADVISER REPRESENTATIVE REGISTRATION 5

3.4. PROCEDURE: REGISTRATION AND NOTICE FILINGS 5

4. DISCLOSURE DOCUMENT 6

4.1. GENERAL PROVISIONS OF THE BROCHURE RULE 6

4.2. IDENTIFICATION OF INVESTMENT ADVISORY ACTIVITIES 7

4.3. POLICY:  BROCHURE 7

5. ADVISORY CONTRACTS 8

5.1. CONTRACT ISSUES 8

5.2. POLICY:  ADVISORY CONTRACTS 9

5.3. PROCEDURE: SUPPORTING CLIENT DOCUMENTATION 9

5.4. PROCEDURE:  NEW CLIENT PRE-CLEARANCE 10

5.5. POLICY: PORTFOLIO COMPLIANCE 10

5.6. PROCEDURE: PORTFOLIO COMPLIANCE AND REVIEW 11

6. PRIVATE FUND COMPLIANCE 11

6.1. 1940 ACT PRIVATE FUND EXEMPTIONS 11

6.2. QUALIFIED CLIENTS 13

6.3. PRIVATE FUND OFFERING DOCUMENTS AND MARKETING 13

6.4. INVESTOR INFORMATION 14

7. TRADING AND VALUATION 14

7.1. ARISTOTLE’S TRADING POLICIES AND PROCEDURES 15

7.2. TRADING AHEAD, “SCALPING” AND RELATED ACTIVITIES 15

7.3. PRINCIPAL TRANSACTIONS/JOINT TRANSACTIONS 15

7.4. AGENCY CROSS TRANSACTIONS 15

7.5. TRADING ERROR CORRECTION POLICY

7.6. GENERAL TRADE ERROR CORRECTION PROCEDURES 16

7.7. TRADE AGGREGATION AND ALLOCATION POLICY 17

7.8. PRE-TRADE SECURITY SCREEN 20

7.9. CLIENT-DIRECTED BROKERAGE 20

7.10. BEST EXECUTION AND SELECTION OF COUNTERPARTIES 21

7.11. SOFT DOLLARS 23

7.12. VALUATION 24

7.13. SIDE-BY-SIDE MANAGEMENT 25

8.

ADVERTISING 25

8.1 THE ADVERTISING RULE 25

8.2 PAST SPECIFIC RECOMMENDATIONS 26

8.3 ADVERTISING PAST PERFORMANCE 26

8.4 RECORDS OF PERFORMANCE INFORMATION 28

8.5 USE OF ARTICLES FROM NEWS MEDIA 28

8.6 ADVERTISING POLICY 28

8.7 ADVERTISING PROCEDURE 28

8.8 SOCIAL MEDIA 28

9.

CASH SOLICITATION 30

9.1 THE CASH SOLICITATION RULE 30

9.2 POLICY:  REFERRAL FEES 30

10.

FINANCIAL AND DISCIPLINARY INFORMATION 30

10.1 DISCLOSURE REQUIREMENT 30

11.

BOOKS AND RECORDKEEPING REQUIREMENTS 30

11.1 REQUIRED RECORDS 31

11.2 RECORD RETENTION (INCLUDING EMAIL) 33

12.

REPORTING REQUIREMENTS OTHER THAN FORM ADV 34

12.1 SCHEDULE 13D 34

12.2 SCHEDULE 13G 34

12.3 FORM 13F 35

12.4 FORM 13H 35

12.5 1934 ACT SECTION 16 REPORTING 35

12.6 INVESTMENT COMPANY ACT REPORTING 35

12.7 FORM PF 36

12.8 POLICY:  REPORTING REQUIREMENTS 36

13.

PROXY VOTING 36

iv

13.1 GENERAL GUIDELINES 36

13.2 OPERATIONAL GUIDELINES 36

13.3 IDENTIFYING AND ADDRESSING CONFLICTS 36

13.4 CLIENT REQUESTS FOR INFORMATION 37

13.5 DISCLOSURE POLICY 37

13.6 PROXY VOTING FOR ACCOUNTS SUBJECT TO ERISA 37

14.

ANTI-MONEY LAUNDERING POLICY AND PROCEDURES 38

15.

SUPERVISORY MATTERS 39

15.1 GIFTS, REBATES, CONTRIBUTIONS OR OTHER PAYMENTS 39

15.2 PROVISIONS OF RULE 206(4)-5 (“PAY TO PLAY”) 39

15.3 OUTSIDE EMPLOYMENT OR OTHER ACTIVITIES 41

15.4 EMAIL REVIEW 41

16.

PERSONAL SECURITIES TRANSACTIONS 42

17.

INSIDER TRADING POLICY 42

17.1 POLICY STATEMENT ON INSIDER TRADING 42

17.2 PROCEDURES TO IMPLEMENT INSIDER TRADING POLICY 43

18.

PRIVACY AND CONFIDENTIALITY 44

18.1 REGULATION S-ID 45

18.2 ADDITIONAL STATE REQUIREMENTS 46

19.

CUSTODY 48

19.1 PROVISIONS OF THE CUSTODY RULE 49

19.2 PROCEDURE: CUSTODY 52

20.

MUTUAL FUND COMPLIANCE 54

21.

BUSINESS CONTINUITY 59

22.

ANNUAL COMPLIANCE REVIEW 59

TABLE OF APPENDICES

Access Persons A

Form ADV B

Advisory Contract. C

Valuation Procedures D

Code of Ethics E

Privacy Notice F

Business Continuity Plan G

Proxy Voting Guidelines H

Books and Records under Rule 31a-1 of the Investment Company Act of 1940 I

Mutual Fund Reporting Forms J

Social Media Approval Form and Certification K

Trading Review Procedures L

Best Execution Evaluation Procedures M

Portfolio Monitoring Procedures

1.

INTRODUCTION

Aristotle Capital Management may provide investment advisory services to individuals, foundations/charitable organizations, corporations, pension plans, private funds and registered investment companies, such as mutual funds (together, “clients”).  An investment adviser has a fiduciary duty to act in the best interests of each of its investment advisory clients and to place the interests of its clients above those of itself.  An adviser’s fiduciary duty also includes, but is not limited to, providing full, fair and accurate disclosure of all relevant facts and any potential or actual conflicts of interest, a duty of loyalty and good faith, providing recommendations that are suitable, and seeking best execution of all client transactions.

Aristotle Capital Management, LLC (“Aristotle”) is an investment adviser registered with the United States Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and is subject to a number of legal and regulatory requirements and oversight under the Advisers Act and other federal and state laws.1  This Investment Adviser Compliance Manual (“Manual”) has been developed for the investment advisory activities of Aristotle to assist the adviser in meeting its fiduciary and regulatory requirements.  Aristotle’s principal office is located at 11100 Santa Monica Blvd, Suite 1700, Los Angeles, CA 90025. Aristotle maintains another office located at 20 Pacifica, Irvine, CA 92618.

Under Advisers Act Rule 206(4)-7, Aristotle must, among other things, adopt and implement written policies and procedures reasonably designed to prevent violations of the Advisers Act (i.e., a compliance program).2  This Manual sets forth Aristotle’s policies and procedures for complying with the Advisers Act and forms the basis for Aristotle’s compliance program.  The goal of this Manual is to assist Aristotle in preventing, if possible, and, in any event, detecting and correcting any violations of the Advisers Act.

Should you have any question as to the extent to which this Manual covers any particular situation, you should contact Aristotle’s Chief Compliance Officer (“CCO”) or the CCO’s designee.3

1.1.

USE AND DISTRIBUTION OF THIS MANUAL

Keep this Manual available for easy reference.  A copy of the Manual is given to each officer and employee of Aristotle who has responsibility for or in connection with any of the advisory activities of Aristotle (“Advisory Persons”).  All Advisory Persons must review the Manual and sign an acknowledgment that they understand and will abide by Aristotle’s policies and procedures.  From time to time, the Manual will be revised or supplemented.  The CCO is responsible for distributing any such revisions to Advisory Persons, as appropriate.  The Manual contains proprietary information of Aristotle and may not be publicly distributed or disseminated without the express consent of the CCO.

Aristotle employees are expected to be aware of and comply with all Aristotle policies, whether or not discussed or contained herein. Each Advisory Person is responsible for monitoring the activities of those individuals and departments he or she supervises to detect, prevent and report any activities inconsistent with Aristotle’s procedures, policies and professional standards as contained in this Manual, as revised, and as otherwise communicated by Aristotle from time to time.

1.2.

ROLE AND RESPONSIBILITIES OF THE CCO

While Aristotle believes that all employees of Aristotle are equally responsible for ensuring compliance with applicable law as well as company policies and procedures, the CCO is responsible for administering its compliance program. The CCO title is a senior officer position.4  However, the CCO is not necessarily a “supervisor”.5  At this time, Aristotle’s CCO is expected to be a supervisor.  The CCO may delegate any of his/her responsibilities to various designees as appropriate as long as the CCO remains primarily responsible for compliance oversight and administration.

Aristotle’s CCO is named on Schedule A of Part 1 of Aristotle’s Form ADV.  Among the CCO’s responsibilities are:

•

Distributing copies of this Manual, any related policies and updates thereto;

•

Obtaining written acknowledgments at least annually from each employee that he or she has read and understands the procedures contained or referenced herein;

•

Enforcing Aristotle’s procedures, identifying and addressing violations and documenting any compliance issues which may arise, as appropriate; and

•

Conducting or administering the “annual review” required by Advisers Act Rule 206(4)-7.

Other specific responsibilities of the CCO are detailed throughout this Manual.

1.3.

VIOLATIONS

Aristotle regards any violation of the policies and procedures contained or discussed in this Manual as a serious breach.  Employees are expected to report violations or potential violations of this Manual, including but not limited to the following: noncompliance with applicable laws, rules, and regulations; fraud or illegal acts involving any aspect of the Aristotle’s business; material misstatements or omissions in regulatory filings; Aristotle’s books and records; reports provided to Clients and other third parties; activity that is harmful to Clients, including mutual fund and private fund investors; and deviations from required Aristotle procedures that protect Clients and Aristotle.

Employees must report any violation promptly to the CCO.  If the CCO is involved in the violation or is unreachable, employees may report violations to the President or CEO of the company.  Any such reports will be treated confidentially to the extent permitted by law.  The CCO will investigate any reported or suspected violation of the provisions of applicable securities laws or of this Manual, report to senior management, as applicable, on the factual findings and recommend sanctions, where appropriate.  In addition, the CCO will consult with other members of senior management and legal counsel in order to assess the reported or suspected violation, and develop an appropriate response. Employees are required to cooperate in any investigation.  Retaliation against an individual who reports a violation is prohibited and will be dealt with as a separate violation of Aristotle’s policies and procedures.  All employees who have supervisory responsibility should ensure that the employees they supervise, including any temporary employees and/or contractors, have reviewed and will comply with all relevant compliance policies including, but not limited to, this Manual.

1.4.

COMPLIANCE QUESTIONS

This Manual is not intended to provide a complete description of the legal and ethical obligations of Aristotle or its Advisory Persons, nor is it a complete expression of Aristotle’s Rule 206(4)-7 compliance program, and cannot be relied upon as such.  Situations may arise in which the proper course of conduct is not clear.  In those situations, and whenever there is a question as to the propriety of a particular course of conduct or the extent to which this Manual or any other Aristotle policy or procedure applies to you and/or your activities on behalf of Aristotle, please do not attempt to resolve the situation yourself.  Instead, consult the CCO.  Where appropriate, the CCO may refer these questions to outside legal counsel; however, Advisory Persons should not directly contact outside counsel without the prior approval of the CCO.

Given the potential consequences of violations noted above, Aristotle urges all employees to seek guidance with respect to issues that may arise.  Determining whether a particular situation may create a potential or apparent conflict of interest and resolving such a conflict may not always be easy.  Situations will inevitably arise that require application of this Manual to particular circumstances. Please do not attempt to resolve such questions yourself.  Instead, discuss the matter with the CCO.

If a particular transaction or situation does not cause a real or potential conflict of interest, or if Aristotle can establish appropriate safeguards, Aristotle may grant exceptions to this Manual’s requirements.  Such exceptions must be requested of, and may be granted only by, the CCO or President.  However, Aristotle cannot guarantee that it will grant an exception in any particular case.  Any exception granted will be documented by the appropriate party along with the reasons therefore.

Cross-References:

A list of relevant employees, including the CCO, appears as Appendix A.6

2.

THE ADVISERS ACT AND FIDUCIARY DUTY

The Advisers Act is a federal law that supplements other federal statutes regulating the securities industry by requiring certain investment advisers to register with the SEC and comply with various rules.  In general, an “investment adviser” under the Advisers Act is “any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities.” Even advisers that are not required to register with the SEC are subject to Section 206, the anti-fraud provision of the Advisers Act.  Fundamental to the Advisers Act is the notion that an adviser is a fiduciary to its clients and as a fiduciary is obligated to avoid overreaching or taking unfair advantage of a client’s trust and to eliminate or disclose potential conflicts of interest.  This fiduciary duty is not:

•

explicitly set forth in the Advisers Act or SEC rules thereunder; or

•

the result of an advisory contract (i.e., it cannot be negotiated away).

A fiduciary owes its clients more than just honesty and good faith.  A fiduciary must be sensitive to the conscious and unconscious possibility of rendering less than disinterested advice.  A fiduciary owes utmost and exclusive loyalty to the client.

2.1.

ANTI-FRAUD PROVISION OF THE ADVISERS ACT

Section 206 of the Advisers Act, the anti-fraud provision, makes it unlawful for any investment adviser, using the mails or any means or instrumentality of interstate commerce, to:

•

employ any device, scheme, or artifice to defraud a client or prospective client;

•

engage in any transaction, practice, or course of business which defrauds or deceives a client or prospect;

•

engage in principal or agency cross transactions, absent disclosure and consent; or

•

engage in any fraudulent, deceptive or manipulative act, practice or course of business.

This Manual contains policies and procedures designed to assist Aristotle in preventing violations of the anti-fraud provision of the Advisers Act.

2.2.

POLICY:  FIDUCIARY DUTY

As a registered investment adviser, Aristotle has a fiduciary duty to every client of the firm.  Aristotle places the interests of our clients first in every situation.  As part of our fiduciary duty, we acknowledge our responsibility to provide advice that is suitable to our clients’ investment objectives, seek best execution of all client transactions absent overriding client direction, and provide full and fair disclosure of all relevant facts and any potential or actual conflicts of interest.

This Manual contains policies and procedures designed to assist Aristotle in meeting its fiduciary duties.

3.

REGISTRATION

3.1.

SEC REGISTRATION

SEC-registered advisers must file Form ADV, Part 1 electronically through the Investment Adviser Registration Depository (“IARD”). Beginning in 2011, Form ADV 2 Part A&B (“Brochure”) will also be filed by SEC-registered advisers as part of the annual amendment filing of Form ADV Part 1.

Form ADV must be amended if information provided in response to certain questions becomes inaccurate.  The timing of amendments is governed by whether the items to be amended are required to be amended promptly or annually, as set forth below:

1.

Amend promptly if the information provided in response to the following items becomes inaccurate for any reason:

PART 1A:

Items 1, 3, 9 and 11

Brochure:

Must amend and file on IARD, a disciplinary event (2A Item 9 or 2B

Item 3).  Deliver to clients an updated brochure (or a document describing the material facts relating to the amended disciplinary event)

or to change material information already disclosed in response to Item

9 of Part 2A or Item 3 in 2B (both “Disciplinary Information”).

2.

Amend promptly if the information provided in response to the following items becomes inaccurate in any material manner:

PART 1A:

Items 4, 8 and 10

Brochure:

Must amend and file on IARD a material change in assets/financial viability (2A Item 18).  Deliver to clients an updated brochure (or a document describing the material facts relating to the amended disciplinary event) or to change material information already disclosed in response to Item 18.

3.

Amend annually (within 90 days of the adviser’s fiscal year-end):

Non-material changes to all items in Section 2, above.

PART 1A:

Items 2, 5, 6, 7 and 12

Brochure:

Must deliver, within 120 days at the end of the Adviser’s fiscal year,

either: (i) a copy of the current (updated) brochure that includes or is accompanied by the summary of material changes; or (ii) a summary of material changes that includes an offer to provide a copy of the current brochure.

Amendments to Part 1 are made on the IARD system.  Amendments to the Brochure are made by updating the existing Brochure and maintaining the updated Brochure in Aristotle’s books and records and filing on IARD at least annually or if there is a material change to Part 2, as discussed below.

3.2.

STATE NOTICE FILINGS

The Advisers Act and related rules divide responsibility for the regulation of advisers between the SEC and the states. Section 203A(b)(1) exempts SEC-registered advisers from state laws “requiring registration, licensing or qualification.”  Section 222 prohibits states from imposing their investment adviser laws (except with respect to anti-fraud provisions) against an adviser that does not have a place of business in the state and has fewer than six clients who are residents of that state.  However, states retain authority to, among other things, “require filings, for notice purposes only, of documents to be filed with the Commission; and to require payment of state filing, registration and licensing fees.”  The North American Securities Administrators Association (“NASAA”) maintains on its website (http://www.nasaa.org) information regarding which states require SEC-registered advisers to file paper copies of Form ADV, Part 2.

3.3.

ADVISER REPRESENTATIVE REGISTRATION

SEC registration does not relieve an adviser of the responsibility to register its adviser representatives (“IARs”) with the various states.  However, states may only require registration and/or licensing of IARs who: (1) provide advice to “retail” clients, meaning natural persons other than “qualified clients”; and (2) have a “place of business” within the state.  An IAR’s place of business is: “(1) an office at which the investment adviser representative regularly provides investment advisory services, solicits, meets with, or otherwise communicates with clients, and (2) any other location that is held out to the general public as a location at which the investment adviser representative provides investment advisory services.” Advisers must review IAR registration requirements prior to soliciting business in any state in which its IARs have a “place of business”, because the definition of “adviser representative” varies from state to state.  In some states, only those who actually provide investment advice must register.  In other states, any individual (with a “place of business” in the state) who solicits clients for an adviser must be registered as an IAR.  See below, for further discussion of solicitation arrangements.

3.4.

PROCEDURE: REGISTRATION AND NOTICE FILINGS

The CCO will prepare or direct the preparation of amendments to Form ADV as necessary, including amendments for any state notice filings as required and the payment of any IARD or state notice filing fees.  Amendments to Form ADV, Part 1 must be reviewed by the CCO prior to filing.

As an SEC-registered adviser, Aristotle is not required to register in any state.  However, depending on the number of “clients” residing in a given state, Aristotle may be required to make notice filings in that state. States in which Aristotle currently makes notice filings are disclosed in Part 1 of Aristotle’s Form ADV.  The CCO with the assistance of counsel, as necessary, is responsible for determining whether Aristotle is required to make notice filings or register IARs in any (additional) states and ensuring that such registrations or filings, if required, are completed.  If IAR registration is required, portfolio managers, securities analysts and/or advisory sales personnel may be required to take certain examinations in connection with such registrations.  The NASAA website contains a matrix describing such examination requirements, by state.

Prior to soliciting clients or conducting advisory activities in any state, the CCO will review notice filing and IAR registration requirements in that state.  The CCO will ensure that, prior to any conduct of solicitation or other activities on behalf of Aristotle in a state, applicable notice filing and IAR registration requirements are met.  The CCO maintains (1) records indicating those states in which Aristotle conducts advisory activities and any steps taken to comply with requirements in each such state, (2) a schedule indicating when renewals or other additional actions must be taken in each such state and (3) a list of clients, by state of residency, to ensure compliance with the state notice filing requirements.

Cross-Reference:

A current copy of Aristotle’s Form ADV is attached as Appendix B.

4.

DISCLOSURE DOCUMENT

Under Rule 204-3(a), advisers must provide all current and prospective clients with a written disclosure statement (i.e., the Brochure) known as Part 2A&B of Form ADV. However Form ADV Part 2A&B is required to be filed at least annually with the SEC through IARD.  In addition to the annual amendment, Part 2 must be kept current, provided to prospective clients, annually provided and/or offered to existing clients and made available during SEC examinations.  The major purpose of the Brochure is to inform clients of an adviser’s services, fees, business practices, possible conflicts of interest and/or material business relationships with affiliates.

The Part 2 requirements include two sub-parts, Part 2A and Part 2B.  Part 2A contains 18 disclosure items about the advisory firm that must be included in an adviser’s brochure.  Appendix 1 contains the requirements for a specialized type of firm brochure — a wrap fee program brochure.   Part 2B is known as the “brochure supplement,” which includes information about certain advisory personnel on whom clients rely for investment advice.  Part 2B contains 6 disclosure items such as information about the educational background, business experience, and disciplinary history (if any) of the supervised persons who provide advisory services to the client.  The brochure supplement thus includes information that would not necessarily be included in the firm brochure about supervised persons of the adviser who actually provide the investment advice and interact with the client.

4.1.

GENERAL PROVISIONS OF THE BROCHURE RULE

Initial Delivery - Rule 204-3(b) states:  “An investment adviser . . . shall deliver the statement required by this rule to an advisory client or prospective advisory client at or before the time an adviser enters into an advisory contract.  Aristotle’s client contracts generally contain an acknowledgement of delivery which, as maintained in Aristotle’s books and records, serves as proof of delivery.

Amendments/Interim Delivery - It is required that an adviser registered with the Commission annually revise its Form ADV, including its brochure, within 90 days of its fiscal year end.

Advisers must update promptly when any information in the brochures becomes materially inaccurate.  In the case of both annual and interim updates, advisers will make changes to their brochures using their own computer systems and then simply file the revised versions of their brochures through IARD.

Advisers are required to deliver an updated brochure (or a document describing the material facts relating to the amended disciplinary event) promptly whenever the adviser amends its brochure to add a disciplinary event or to change material information already disclosed in response to Item 9 of Part 2A.

An adviser that does not include, and therefore file, its summary of material changes as part of its brochure (on the cover page or the page immediately following the cover) must file its summary as an exhibit, included with its brochure when it files its annual updating amendment, so that the summary of material changes is available to the public through IAPD.

In some cases, an adviser filing its annual updating amendment may not have any material changes to make to its brochure.  If the adviser has not filed any interim amendments to its brochure since the last annual amendment and the brochure continues to be accurate in all material respects, the adviser would not have to prepare or deliver a summary of material changes to clients. The adviser also would not have to prepare and file an updated firm brochure as part of its annual updating amendment.  If there was an interim amendment or the brochure contained a material inaccuracy, however, the adviser would have to file a summary of material changes describing any interim amendment(s) along with an updated firm brochure as part of its annual amendment filing.  Although previously filed versions of an adviser’s brochures will remain in the IARD system, only the most recent version of an adviser’s brochure will be available to the public through the Commission’s website.

Annual Delivery - must annually provide to each client to whom they must deliver a brochure either: (i) a copy of the current (updated) brochure that includes or is accompanied by the summary of material changes; or (ii) a summary of material changes that includes an offer to provide a copy of the current brochure.  Adviser must make this annual delivery no later than 120 days after the end of its fiscal year.  The offer also must be accompanied by a website address and a telephone number and e-mail address for obtaining the complete brochure pursuant to the Instructions for Part 2, as well as the website address for obtaining information about the adviser through IARD.   If a client requests the Brochure in writing, based on the annual offer to deliver, the Brochure “must be mailed or delivered within seven days of the receipt of the request.” Rule 204-2(c)(4).  Advisers may deliver a brochure and summary of material changes or summary of material changes, along with an offer to provide the brochure to clients electronically in accordance with the Commission’s guidelines regarding electronic delivery of information.

Recordkeeping – Rule 204-2(a)(14) states that advisers must maintain “[a] copy of each written statement and each amendment or revision thereof, given or sent to any client or prospective client of such investment adviser in accordance with the provisions of Rule 204-3 under the Advisers Act, and a record of the dates that each written statement, and each amendment or revision thereof, was given, or offered to be given, to any client or prospective client who subsequently becomes a client.” An adviser choosing to distribute summary of changes with offer to provide full brochure should preserve a copy of the summary of material changes, so that there is access to such separately provided summaries.  To the extent that a prospective client is solicited for Aristotle by an outside solicitor under Rule 206(4)-3 (“Cash Solicitation Rule”), a signed and dated acknowledgement from the client of receipt of Aristotle’s Brochure and the solicitor’s required disclosure document must be maintained in Aristotle’s books and records pursuant to Rule 204-2(a)(15).

4.2.

IDENTIFICATION OF INVESTMENT ADVISORY ACTIVITIES

Item 4 of Aristotle’s Brochure identifies the investment advisory services that Aristotle provides.  For purposes of Item 4, the term “Investment Supervisory Services” is defined as “giving continuous investment advice to a client or making investments for the client based on the individual needs of the client.  Individual needs include, for example, the nature of other client assets and the client’s personal and family obligations.”7

4.3  POLICY:  BROCHURE

Aristotle provides current and prospective clients (as well as investors in the Private Funds) with its Brochure in order to comply with Rule 204-3.  Such clients and investors are also provided the Brochure (or summary of material changes with offer of brochure) at least annually.  At the same time, Aristotle also provides a copy of its Privacy Policy, if required by applicable law.  Aristotle reviews its Form ADV (including the Brochure) at least annually to ensure that it accurately reflects all information including advisory services provided.  All fees, including updates for any changes to fees, will be disclosed in Aristotle’s Form ADV or in the appropriate Private Fund offering document.  Additionally, Aristotle may, from time to time, enter into various solicitation arrangements, as disclosed in the Brochure.  As indicated above, to the extent that Aristotle’s Brochure is delivered by a solicitor, Aristotle receives from the solicitor a signed acknowledgement of delivery from the client.  Aristotle includes a summary of its Proxy Voting Policies and Procedures in its Brochure to comply with applicable provisions of Rule 206(4)-6 (“Proxy Voting Rule”).  To ensure that all disclosures are accurate, the CCO will review Form ADV, including the Brochure: (1) at least annually; (2) upon any material change; (3) upon any change in business operations; and (4) upon any amendment to Form ADV or other applicable law or rule which might require additional or amended disclosure.

Cross-References:

Aristotle’s Form ADV is set forth in Appendix B.

5.

iv

ADVISORY CONTRACTS

The Advisers Act does not require written advisory contracts.  Rather, it prohibits certain elements from being included in advisory contracts and prohibits advisers from entering into any agreement that fails to include certain provisions.8  Advisers with discretionary power or authority with respect to a client’s securities and/or funds must make and keep all powers of attorney, or other evidence, granting that authority.  Given these requirements, registered advisers generally enter into written agreements with clients.

5.1.

CONTRACT ISSUES

Investment objectives and/or management style should be either included as part of the client’s advisory contract or requested as a supplemental record, such as an investment policy statement.  The contract should evidence by acknowledgement that the client has received the Brochure.9

A.

 “Hedge Clauses”

Hedge clauses are prohibited in advisory contracts.10  A hedge clause is any statement or legend which could cause a client to believe that legal rights are given up and a remedy is foreclosed which might otherwise have been available under statutory or common law.  However, the SEC staff has permitted a hedge clause in an advisory agreement containing the following modification:  “The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any federal securities laws.”11  It may also be necessary to reference state securities laws and ERISA, to the extent applicable, when using this statement.

B.

Advisory Fees and Valuation

Advisory fees may not be higher than the highest fee described in the Brochure and will be specified in each client’s advisory contract.  Unearned, pre-paid fees must be refunded upon termination of an advisory contract.  No advisory contract may provide for adviser compensation on the basis of a share of capital gains or appreciation of any portion of the client’s funds except as permitted by Rule 205-3.12

Aristotle may charge performance based fees as may be described in the applicable investment management agreement.  Rule 205-3 allows performance based fees to be charged to certain “qualified clients”.  Additionally, Section 205(b) exempts contracts: (1) with a business development company, provided certain other conditions are met; (2) with a Section 3(c)(7) company; or (3) with a non-U.S. resident.  Rule 205-3 allows performance based fees to be charged to certain “qualified clients” and provides that, with respect to certain pooled investment vehicles (which may include certain of the Private Funds), “each equity owner of any such company (except for the investment adviser entering into the contract and any other equity owners not charged a performance fee) will be considered to be a client for purposes of the rule.”  When permissible, and as described in the relevant investment advisory agreement, Form ADV, Brochure or Private Fund offering document, Aristotle may charge performance based fees.

With respect to separate account clients, unless otherwise specified in a particular client contract, Aristotle generally bills the client’s custodian quarterly in advance.  As discussed below, direct billing of fees to the custodian generally subjects Aristotle to the provisions of the SEC’s Rule 206(4)-2 (“Custody Rule”).  Fees for the Private Funds are paid as described in the relevant offering and disclosure documents.

C.

No Assignment Without Permission

All advisory contracts must contain terms to the effect that the contract cannot be assigned by the adviser (within the meaning of the Advisers Act) without client consent.  Transfer of more than 25% ownership of the advisory firm may constitute a change in control, and client consent must be obtained.  Negative consent may suffice if obtained in accordance with no-action relief granted by the SEC staff.13

  D.

Client-Directed Brokerage

If the client directs Aristotle to place trades through one or more specified brokers or dealers, that client must acknowledge, if the client hasn’t already done so in their client contract, that his or her orders may not receive best execution.

5.2.

POLICY:  ADVISORY CONTRACTS

Aristotle requires a written advisory agreement for all clients.  Aristotle has a standard advisory contract for both ERISA and non-ERISA client accounts.  Aristotle’s client contract contains an acknowledgement of Brochure delivery as well as an acknowledgement of receipt of Aristotle’s Privacy Policy.  A fee schedule must be included in each executed contract.  Signed copies of all investment advisory contracts are maintained in accordance with Rule 204-2 (“Recordkeeping Rule”).

Aristotle may serve as an adviser or  sub-adviser to a registered investment company governed by a Trust Board of Directors.  The CCO will work with Trust counsel to ensure that the advisory contract with the Trust is renewed by the end of the second year of the contract and each year thereafter.  The CCO will coordinate with persons responsible before the end of each contract period to consider renewal of the contract.  In connection with each renewal, Aristotle will complete a request for information from counsel to the Mutual Fund or Trust Board in advance of the in-person meeting.

Cross-Reference:

A copy of Aristotle’s standard advisory contract is found in Appendix C

5.3.

PROCEDURE: SUPPORTING CLIENT DOCUMENTATION

An adviser should require that each new client provide important information needed to establish an investment advisory relationshipClients should be encouraged to provide written statements of their investment policy, guidelines and restrictions, if any. At the commencement of a client relationship, in addition to the signed contract and acknowledgements described above, Aristotle should obtain copies of documents relevant to each account, including trust or other agreements and powers of attorney, as applicable.  Aristotle’s policy is to attempt to obtain and maintain supporting client documentation for each client relationship, including each client’s financial background and investment objectives.  Supporting client information will be obtained during the account opening process for each client. Operations personnel will prepare a new account folder which includes the executed advisory agreement, documentation of client investment policy statement and/or restrictions, and other relevant account opening documents.

When the Adviser is contacted by email or telephone requesting client account information or initiating a wire transfer or check distribution from the client’s account to a third party account, the request will be matched to any standing client instructions and the contact information on record for the client.  In the event the request does not match standing client instructions or data, the Adviser will contact the client to request a written confirmation from the client to accompany the verbal request or request a verbal confirmation to a received written request.  This policy has been developed to prevent incidents such as wire fraud and identity theft and to protect confidential client  information.

Aristotle representatives may meet with clients periodically either in person or by phone.  During such meetings, Aristotle should review any specific needs of the client that may affect the investment decisions with respect to the account.  To the extent that a client provides changes in their investment objectives or restrictions, the Aristotle representative should document those changes.  Supporting documentation with respect to wrap program clients may be provided by the wrap program sponsor, to the extent Aristotle enters into wrap program arrangements.

5.4.

PROCEDURE:  NEW CLIENT PRE-CLEARANCE

Aristotle must verify that potential clients are residents of states where Aristotle is qualified to do business.  If a prospect does not reside in a state where Aristotle currently makes notice filings, the CCO will review the notice filing requirements to see if any exceptions (such as institutional or sophisticated investor exceptions) exist.  If no such exception exists, the CCO will file an amendment to Form ADV, Part 1 on IARD and pay the applicable state filing fee.  The CCO will periodically review the client database to determine whether notice filings continue to be required in each state where notice filings are made and whether any states need to be added.

If the client may participate in IPOs, Aristotle will also confirm that the client is not a Restricted Person according to FINRA 5131 (“New Issues Rule”) which generally prohibits FINRA members and their associated persons from, among other things,  selling any new issue securities to any FINRA member or other broker-dealer, to any associated person of an FINRA member or other broker-dealer, to any person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment adviser, or collective investment account, or to certain other restricted persons (collectively, “Restricted Persons”).  Clients who are Restricted Persons will not be permitted to participate in those investments.  Consequently, if Aristotle invests in new issue securities, Aristotle will separately allocate those investments only to those clients who have indicated that they are not restricted persons.

5.5.

POLICY: PORTFOLIO COMPLIANCE

Aristotle will manage client portfolios, including the Private Fund(s) and mutual funds, in accordance with any investment objectives, mandates or restrictions (“Portfolio Policies”) documented by the client and acknowledged by Aristotle.  Such Portfolio Policies may be contained in a client’s advisory agreement, a Private Fund’s offering documents, or any other communication between Aristotle and the client, or applicable law.  Any changes to Portfolio Policies should be made in writing or, if permitted by the terms of the applicable advisory contract, verbally.  Verbal changes should be documented by Aristotle personnel after receiving such changes and then included in the client’s file.  With respect to the Private Funds, Aristotle will similarly retain current copies of each Private Fund’s offering documents.

5.6.

PROCEDURE: PORTFOLIO COMPLIANCE AND REVIEW

The Portfolio Managers and/or Compliance and the Director of Operations will ensure that all portfolio management decisions comply with relevant Portfolio Policies.  Aristotle will maintain current records of such Portfolio Policies and make them available to personnel involved in making and executing portfolios decisions.  The Portfolio Managers are expected to be aware of all Portfolio Policies and to consult the Portfolio Policies as necessary when making investment decisions for client accounts.

Aristotle’s client portfolios are reviewed by its Portfolio Manager and/or Compliance and the Director of Operations.  Aristotle’s investment personnel construct portfolios and select securities to meet the risk/reward profile of each account and monitor each client account no less frequently than quarterly.  Relevant Portfolio Policies may be found in: (1) Private Fund offering documents or (2) separate account documentation.

Aristotle utilizes portfolio compliance software in its portfolio management system (“Rules Manager”) to monitor portfolios for restrictions, cash levels and specific strategy limitations.  The management and assignment of restrictions in the system is the responsibility of Compliance personnel only.  Specific operational procedures related to automatic email notifications, reports and access to the Rules Manager is set forth in Appendix N of this manual.

Cross-Reference:

A copy of Aristotle’s standard portfolio monitoring and review procedures are found in Appendix N

6.

PRIVATE FUND COMPLIANCE

The Private Funds offered by Aristotle rely on various exemptions to avoid registration with U.S. regulatory authorities such as the SEC.  Aristotle’s Access Persons must be aware of these exemptions and ensure that Aristotle and any Aristotle Private Funds abide by their terms.

6.1.

1940 ACT PRIVATE FUND EXEMPTIONS

Under the 1940 Act, any issuer that: (1) is or holds itself out as being engaged primarily, or proposes to engage primarily in the business of investing, reinvesting, or trading in securities; (2) is engaged or proposes to engage in the business of issuing face amount certificates of the installment type, or has been engaged in such business, or has any such certificate outstanding; or (3) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of each such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis, must register under, and be subject to all applicable provisions of, the 1940 Act as an “investment company” unless it meets certain enumerated exclusions or exemptions.  The Private Funds meet the statutory definition of “investment company” but are exempted from most of the substantive and registration requirements of the 1940 Act by either Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

Section 3(c)(1) exempts those funds whose outstanding securities (other than short-term paper) are beneficially owned by not more than 100 persons and which are not making and do not propose to make a public offering of their securities.

Section 3(c)(7) exempts those funds whose securities are owned exclusively by persons who are (and who were at the time of acquisition of those securities) “qualified purchasers” and which are not making and do not propose to make a public offering of their securities.  Qualified purchasers are those individuals and entities having above a threshold level of “investments.”  With respect to natural persons, as well as family companies and trusts, this threshold is $5 million (for married persons, the amount of the person’s investments may be aggregated with those of his or her spouse).  With respect to other entities, the threshold level is $25 million and can be aggregated with the accounts of other qualified purchasers on whose behalf the entity invests.

Section 3(c)(1) and Section 3(c)(7) each require that any offering of the fund’s securities be a “private offering.”  Most unregistered funds meet this requirement by complying with Rule 506 of Regulation D (Rules 501 through 508 under the 1933 Act).  Generally, to meet the terms of Rule 506 of Regulation D, purchasers must be “accredited investors”.14

Regulation D offers eight categories of persons who may be considered to be “accredited investors”:

(1)

Financial Institutions such as banks, savings and loans, insurance companies, registered investment companies, public business development companies, and certain employee benefit plans;

(2)

Private Business Development Companies as defined by Section 202(a)(22);

(3)

$5 Million Entities which may be constituted as corporations, 501(c)(3) tax exempt organizations, Massachusetts or similar business trusts or partnerships, provided that the entity was not “formed for the specific purpose of acquiring the securities being offered”;

(4)

Issuer Insiders such as directors, officers or general partners of the issuer or of the issuer’s general partner;

(5)

Wealthy Persons whose net worth at time of purchase (either individually, or jointly with a spouse) exceeds $1 million exclusive of the value of their primary residence;

(6)

High Salaried Persons whose individual annual income exceeded $200,000 in each of the two most recent years or whose joint income with their spouse exceeded $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

(7)

$5 Million Trusts provided that (a) the trust was not formed for the specific purpose of acquiring the securities being offered and (b) the trust’s purchase is directed by a “sophisticated person”; and

(8)

“Accredited Investor” Entities all of whose equity owners are themselves accredited investors.

Non-U.S. Persons that acquire an interest in any offshore fund need not be “qualified purchasers” or “accredited investors.”  Such sales must meet the terms of Regulation S under the 1933 Act.

Other requirements of Regulation D that must generally be met to ensure that a fund meets the private offering requirement include making certain required disclosures to purchasers, filing Form D with the SEC (and, depending upon the circumstances of the offering, various states), limiting the ability of purchasers to resell the securities and, most importantly, refraining from general solicitations or advertisements.

“Knowledgeable employees” of a fund or of the fund’s “affiliated management person” (e.g., its adviser) may invest in the fund without meeting the definition of “qualified purchaser” (for 3(c)(7) funds) or counting towards the fund’s 100 person limit (for 3(c)(1) funds).  A “knowledgeable employee” is (1) an executive officer, director, trustee, general partner or advisory board member (or a person serving in a similar capacity) or (2) an employee (other than one performing solely clerical, secretarial or administrative functions) who, in connection with his or her regular functions or duties, participates in the fund or adviser’s investment activities; provided that such person has performed those (or substantially similar) functions on behalf of the fund or adviser (or similar organization) for at least 12 months.  This exception also applies to any person who (1) was a knowledgeable employee at the time his or her interest in the fund was acquired (but is no longer a knowledgeable employee), (2) is a company owned exclusively by knowledgeable employees or (3) received interests originally acquired by a knowledgeable employee through a transfer meeting the terms of Rule 3c-6 under the 1940 Act (typically as a result of gift or bequest or pursuant to a legal separation or divorce).  Prior to any investment in a Private Fund by an employee, the CCO will determine whether that employee is a “knowledgeable employee” or otherwise is eligible to hold an interest in the applicable fund.

6.2.

QUALIFIED CLIENTS

As discussed above, investment advisers generally may not accept performance-based fees except as provided under Section 203(b) and Rule 205-3.  Any Private Fund (other than a Section 3(c)(7) fund) that charges performance-based fees must either ensure that its investors are “qualified clients” or, to the extent that any investor is not a “qualified client”, ensure that those investors are not charged performance based fees.  Under Rule 205-3, “qualified clients” include:

•

natural persons or companies having $1,000,000 in assets under management with the investment adviser (inclusive of assets subject to the performance fee);

•

natural persons or companies having net worth in excess of $2 million (may be aggregated with a spouse’s assets) or which meet the definition of “qualified purchaser” at the time the contract is entered into; indebtedness secured by the primary residence up to the estimated fair market value of the residence at the time the investment advisory contract is entered into may not be included as a liability (except that if the amount of such indebtedness at the time of the calculation exceeds the amount outstanding 60 days before entering into the contract.)  Indebtedness that is secured by the residence in excess of the estimated fair market value of the residence must be included as a liability; or

•

knowledgeable employees, as described generally above.

Private Fund subscription agreements are designed to elicit information necessary for Aristotle to form a reasonable belief that each investor is a “qualified client”.

6.3.

PRIVATE FUND OFFERING DOCUMENTS AND MARKETING

Private Funds may not “make or propose to make public offerings” of their securities.  Thus, Advisory Persons must take special care when soliciting investment in the Private Funds.  Any solicitation activities – including any request for interviews or responses to any media inquiries about the Private Funds – and all Private Fund marketing materials must be approved by the President or CCO.  The CCO is responsible for ensuring that any written marketing materials meet applicable legal and regulatory requirements, including that such information be “fair and balanced” and not “false or misleading”.  Additionally, unless approved in advance by the CCO, Advisory Persons must have a pre-existing relationship with any persons solicited to invest in a Private Fund.

Subject to these requirements, Aristotle employees may perform solicitation services on behalf of the Private Funds but, in doing so, are reminded that these activities may bring them within the definition of “broker” under the 1934 Act.  However, Rule 3a4-1 under the 1934 Act (the “Issuer Exemption”) is commonly relied upon by advisers to unregistered funds to allow their employees to participate in sales of fund securities by, for example, marketing the fund, without being a “broker”.

Although the Issuer Exemption is only a safe harbor (which means that a failure to comply with all of the terms of the rule does not necessarily require the conclusion that the individual in question will be deemed to be a “broker”), Aristotle and its employees who participate in the sale of Private Fund securities are expected to comply with the terms of the Issuer Exemption.  Thus, Aristotle employees participating in solicitation activities:

(1)

must not be subject to “statutory disqualification” as defined by Section 3(a)(39) of the 1934 Act;

(2)

may not directly or indirectly receive “commissions” or similar transaction based remuneration;

(3)

must not be an “associated person of a broker or dealer” as defined by the Issuer Exemption; and

(4)

must either: (a) primarily perform other substantial duties on behalf of Aristotle, have not been a broker-dealer or an associated person of a broker-dealer within the preceding year, and limit his or her participation in solicitation activities to once every 12 months; or (b) restrict his or her participation to preparing written communications that have been approved by an officer, director or partner of Aristotle, responding to inquiries by a potential purchaser (which responses should be limited to information contained in the relevant Private Fund’s private placement memorandum) or performing ministerial or clerical functions related to soliciting.

If an Advisory Person has any questions with respect to permissible solicitation activities, he or she is encouraged to contact the CCO.

To avoid inadvertently making a “public offering” of a Private Fund or offering an interest in a Private Fund to an investor that does not meet the appropriate standard (e.g., “accredited investor”, “qualified client” or “qualified purchaser”), Aristotle controls the distribution of Private Fund offering materials.  Private Fund offering documents each contain a caption to the effect that the document is for the use of the specific recipient only and should not be redistributed.  Each such offering document provided in paper form is numbered with a unique code.  Aristotle maintains a “Private Funds Offering Document Log” that identifies, with respect to each Private Fund: (1) the name of any individual who received offering documents; (2) the code number(s) associated with those offering documents; and (3) the date on which such documents were delivered.

Aristotle may also provide potential investors with Private Fund offering documents electronically in PDF format via email.  Distribution of Private Fund offering documents to investors is tracked in a log.  Aristotle personnel shall authorize the distribution of offering documents.  All private placement memoranda, marketing materials and investor communications are reviewed periodically by the CCO.

6.4.

INVESTOR INFORMATION

All investments in a Private Fund must be documented by a written subscription agreement.  Subscription documents the Private Funds are designed to: (1) elicit proof that investors meet “accredited investor”, “qualified client”, “qualified purchaser” and “qualified eligible person” standards, as applicable; (2) ensure that the particular Private Fund is suitable for the investor; and (3) allow Aristotle and the Private Fund to meet applicable anti-money laundering laws, rules and regulations.

Each subscription agreement is reviewed and approved by the CCO before the related investment is accepted.  The form of the required subscription agreement is included in the subscription documents prepared for each Private Fund and additional information regarding certain types of entity investors, and particular issues relating thereto, is available from the CCO.

From time to time, the CCO will review all (or a representative sample of all) investor files to ensure that executed subscription agreements are complete and any other necessary documents and information have been provided to Aristotle.  Additionally, the CCO will monitor the investor composition of the Private Funds to ensure that thresholds with respect to ERISA investors (generally, if 25% or more of the interests in any class of a Private Fund are held by “benefit plan investors”, the fund will be considered to be a Plan Asset Fund and will be subject to certain provisions of ERISA) are not crossed or, if they are crossed, that appropriate action is taken to ensure compliance with relevant requirements imposed upon such funds.

Information contained in subscription agreements is generally considered to be private and confidential and may be disclosed to outside parties only in conformity with Aristotle’s confidentiality and privacy policies or as required by applicable law.

7.

TRADING AND VALUATION

Registered advisers generally must trade in accordance with procedures developed to ensure that the adviser, among other things, seeks best execution of client orders and fairly allocates blocked orders among its clients.  While advisers have fairly broad discretion to tailor policies to their specific operations, advisers must disclose potential material conflicts of interest and any procedures implemented to prevent these conflicts.

7.1.

ARISTOTLE’S TRADING POLICIES AND PROCEDURES

Aristotle, as an investment adviser and a fiduciary to its clients, places clients’ interests first and foremost.  Aristotle’s policies and procedures with respect to trading prohibit unfair trading practices and require Aristotle to disclose and avoid any conflicts of interest or resolve such conflicts in the client’s favor.  Aristotle makes investment decisions for each strategy, but adheres to each client’s investment objectives and restrictions. Its investment personnel are familiar with the objectives and restrictions of all accounts for which they are responsible.

Aristotle makes the following disclosures, as appropriate, with respect to trading: (1) discussion of actual or potential conflicts of interest related to brokerage arrangements; (2) whether brokerage is directed by the client or by Aristotle; (3) Aristotle’s policy for allocating orders and transaction opportunities between clients; and (4) how Aristotle’s decisions with respect to trading practices affect client fees and/or expenses.  Aristotle discloses its trading policies and practices in its Form ADV Part 2 and in other appropriate disclosure documents.

Aristotle is responsible for establishing and periodically reviewing its trading practices.  Appropriate personnel meet periodically but not less than quarterly to review Aristotle’s trading practices (including trade allocation, best execution, error correction and soft dollar practices).  These persons review Aristotle’s trading policies and procedures and recommend changes to applicable Aristotle policies and procedures, as necessary.  Persons attending these meetings generally include the CIO, CCO, Director of Operations, and Director of Trading.

7.2.

TRADING AHEAD, “SCALPING” AND RELATED ACTIVITIES

Advisers and their associated persons should not acquire securities, recommend such securities to clients in anticipation of prices rising due to client purchases and then sell their securities at a profit, or otherwise trade in securities for their own accounts contrary to recommendations made to clients.

The CCO or designee monitors transactions and holdings reports submitted by Aristotle employees as required by Aristotle’s Code of Ethics to ensure compliance.

Further, Aristotle’s portfolio managers will not increase or decrease a position or engage in buy and sell transactions (“portfolio pumping” or “window dressing”) in an effort to artificially inflate the value or performance or otherwise misrepresent the holdings of a client’s portfolio.

7.3.

PRINCIPAL TRANSACTIONS

Aristotle does not engage in principal transactions and does not anticipate doing so. Principal transactions are governed by Section 206(3) involve securities transactions in which the adviser has a proprietary interest in the securities being traded.  Principal transactions must be disclosed to the client in writing prior to the completion of the transaction and written client consent must also be obtained.  Consent may be obtained after execution, but prior to settlement, of the transaction.15  In the event that a situation develops that might involve a principal transaction, legal counsel will be consulted prior to the transaction.

7.4.

AGENCY CROSS TRANSACTIONS

Aristotle does not typically engage in agency cross transactions and does not anticipate doing so.  Agency cross transactions are also governed by Section 206(3) and involve securities transactions in which an adviser acts directly (or through an affiliate) as the client’s adviser and as broker for the person on the other side of the transaction.  In the event that a situation develops that might involve an agency cross transaction, the CCO is responsible for coordinating with the appropriate trading desk and portfolio manager to ensure that any such transaction is disclosed to the relevant clients prior to the transaction and to ensure that Aristotle obtains client consent prior to completion of the transaction.

When cross trading, Aristotle would follow written Policies and Procedures for Cross Trading.  Cross-trades may pay a commission split between participating accounts.  In no event, however, may any managed ERISA account participate in any agency cross transaction or non-agency cross transaction.  Aristotle generally will not cause a Private Fund in which Aristotle or its affiliates have significant ownership interest, if any, to engage in cross-transactions with other advisory clients, including mutual fund clients.

7.5.

     TRADING ERROR CORRECTION POLICY

A “trade error” is generally any transaction resulting in client funds being committed to unintentional transactions.  Trade errors can result from a variety of situations involving portfolio management, trading and settlements.  It is the adviser’s responsibility to evaluate each error and to ensure that it is corrected by the appropriate party.  Aristotle’s policy is to identify and correct trading errors, of a more than de minimis amount, affecting any account as expeditiously as possible.

Losses due to performance of investments properly selected for an account are not trade errors.  Types of trading errors include, but are not limited to:

•

transposing an order (e.g., buying instead of selling);

•

purchasing or selling unintended securities or unintended amounts of securities;

•

entering a transaction to the wrong account;

•

purchasing or selling securities that are not appropriate for an account;

•

selling a security a client does not own; and

•

entering an order at the wrong price.

Because a trade error generally results in client money being at risk, the following guidelines generally apply:

•

Any error which results in a gain accrues to the benefit of the account in which the error was made; and

•

Any error which results in a direct loss will be reimbursed to the account in which the error was made.

7.6.

GENERAL TRADE ERROR CORRECTION PROCEDURES

Aristotle investment personnel are responsible for reviewing all accounts for which they order trades to determine that the transactions entered are correct and are correctly entered.  When a trade error is discovered, the following procedures must be followed:

•

Report the error as soon as possible upon discovery to the CCO and Director of Operations.

•

When reporting errors, describe the type of error committed (e.g., excess purchase, incorrect purchase, account overdraft) and its cause, if known (e.g., portfolio manager, trader, settlements).

•

The CCO and Director of Operations, along with trading personnel and/or the portfolio manager for the account, will determine the appropriate method for correcting the error.  Such methods may include, but are not limited to, the following:

o

Selling excess securities at current market prices and reimbursing the account for the difference between the purchase and sale prices in the event of a loss;

o

For accounts custodied at any broker maintaining “error accounts” for Aristotle, if sale of the excess securities would result in a loss, the excess securities are swept into an error account and that broker bills

Aristotle for the loss;

o

Purchasing securities erroneously sold and reimbursing the account for the difference between the sale and repurchase prices in the event of a loss;

o

Reallocating misallocated trades to the appropriate account and reimbursing each affected account for any loss; and

o

Reimbursing account overdrafts by check.

•

Aristotle may net gains and losses in a single account if errors in the account resulted in both gains and losses..

Trading will complete and submit to the Director of Operations the Trade Error and Resolution Form.  The form will be reviewed and signed by Director of Operations and Compliance.  If the amount of reimbursement for an error is in excess of $10,000, the CFO’s signature will be required.  Compliance will keep a record of the trade error documentation and include it as part of the discussion in the next Trade Practices Meeting.

The CCO will ensure that the appropriate corrective action (including any appropriate reimbursement) is taken promptly after discovery of the error and will document the error and its correction for inclusion in Aristotle’s books and records as required by applicable law.

Cross-Reference:

  Aristotle’s Trade Error and Resolution Form is set forth as Appendix L.

7.7.

TRADE AGGREGATION AND ALLOCATION POLICY

There are no specific statutory provisions or rules adopted under the federal securities laws applicable to trade aggregation or allocation.  Rather, as a matter of fiduciary duty, advisers must ensure that, when aggregating and allocating securities transactions, participating clients are treated in a fair and equitable manner.  All clients participating in an aggregated order must be treated fairly.  Aggregation must be consistent with an adviser’s duty to seek best execution and the terms of the adviser’s investment advisory agreement with each client for which trades are being aggregated.

Advisers may not allocate trades in such a way that their personal, proprietary or affiliated accounts receive more favorable treatment than their clients’ accounts.  Similarly, advisers may not favor certain performance-based or other accounts with “hot issues” or allocate profitable trades at each day’s end so as to disproportionately favor certain clients without appropriate disclosure.16

In making investment decisions for the accounts, securities considered for investment by one account may also be appropriate for another account managed by Aristotle.  On occasions when the purchase or sale of a security is deemed to be in the best interest of more than one account, Aristotle may, but shall not be obligated to, aggregate or “block” orders for the purchase or sale of securities for all such accounts to the extent consistent with best execution and the terms of the relevant investment advisory agreements.  Such combined or “blocked” trades may be used to facilitate best execution, including negotiating more favorable prices, obtaining more timely or equitable execution or reducing overall commission charges.

Aristotle may combine orders for the purchase and sale of securities on behalf of investment advisory clients, including mutual fund clients17, including accounts and collective investment vehicles in which Aristotle or its associated persons might have an interest, subject to the following conditions:

•

fully disclose aggregation policies to all clients;

•

do not favor any advisory account over any other managed account;

•

give individual investment advice to each account;

•

each participating account receives the average sales price for each trading day;

•

combine trades only if consistent with duty to seek best execution and with the terms of the relevant clients’ investment advisory agreements;

•

the adviser receives no additional compensation as a result of the aggregation;

•

specify the participating accounts and the relevant allocation method as part of the preparation of an aggregated order; and

•

in the case of mutual fund clients do so in accordance with the portfolio limitations and affiliated transactions restrictions included in Section 20 of this manual

Aggregation of transactions will occur only when Aristotle believes that such aggregation is consistent with Aristotle’s duty to seek best execution and best price for clients and is consistent with Aristotle’s investment advisory agreement and portfolio monitoring responsibilities with each client, including mutual fund clients, for which trades are being aggregated.  Directed brokerage clients may be unable to participate in blocked transactions.  This fact, and the consequences thereof, is generally disclosed to clients through Aristotle’s Brochure and client contracts.  The procedures to implement this policy are summarized below and set forth in detail in Appendix L.

Aristotle generally will not aggregate trades for clients that have limited Aristotle’s brokerage discretion or other client accounts that it manages to the extent that those clients have directed their brokerage to a particular broker-dealer. Orders for such clients will generally be aggregated only with similar clients and allocated in the same manner as described above.  The same manual process described above will be implemented for these accounts if random allocation would result in a partial fill for the last account selected.

Aristotle may include proprietary accounts (including Private Funds in which Aristotle or its affiliates have significant ownership interests, if any) in such aggregate trades subject to its duty of seeking best execution and to its Code of Ethics.

A.

    Trade Aggregation and Allocation Procedures

Initial Trade Determination.  Aristotle is responsible for selecting investments for each account, and reviewing orders to ensure that account restrictions are being followed, and that the account has sufficient available cash to purchase the securities in question.  If Aristotle determines to buy or sell the same security on behalf of more than one account, Aristotle may, but is not obligated to, place an aggregated order for such accounts in order to obtain best execution.  Subject to compliance with Aristotle’s Code of Ethics, in those instances when an employee has obtained prior clearance to trade a security, and there is an outstanding order for the same security on behalf of accounts, the transactions will be aggregated, with the employee order occurring at the same time and at the same price as client orders; provided, however, that in such circumstance all bunched orders for accounts will be filled in their entirety before the employee order is filled.

1.

Initial Trade Allocation Must Be Made On Moxy. Before entering an aggregate order, the Portfolio Manager must specify to trading and/or the Senior Portfolio Administrator the targeted percentage of each client account that the Portfolio Manager is instructing the trader to increase or decrease in a specific security (the “initial target allocation”).

    2.

Trade Tickets.  When a decision is made to purchase or sell the same securities simultaneously for more than one account, Aristotle may aggregate several contemporaneous client trade orders for a specific security into a block order.  Aristotle shall determine allocation of block trades before entering into the transaction.

3.

Allocation of Executed Aggregated Orders.  When an aggregated order is filled in its entirety, each participating client account will participate at the average share price for the aggregated order, and transaction costs shall be shared pro rata based on each client’s participation in the aggregated order.

i.

Pro Rata Allocation:  If an entire order is filled it must be allocated according to the initial target allocation.  If an order cannot be completely filled, the partial fill will be allocated pro rata to all accounts that participated in the aggregated order, subject to rounding to achieve round lots, based upon the initial target allocation requested for each account participating in the aggregated order unless a reasonable exception should apply.  Each account participating in a particular aggregated or “bunched or bundled” trade will receive the share price with respect to that aggregated order or, as appropriate, the average share price for all executed bunched trades on that trading day.

ii.

Non-Pro Rata Allocation:  Aristotle may allocate on a basis other than pro rata, if, under the circumstances, such other method of allocation is reasonable, does not result in improper or undisclosed advantage or disadvantage to other accounts, and results in fair access over time to trading opportunities for all eligible managed accounts.  For example, Aristotle may identify investment opportunities that are more appropriate for certain accounts than others, based on such factors as investment objectives, style, risk/return parameters, regulatory and client restrictions, tax status, account size, sensitivity to turnover, available cash and cash flows.  Consequently, Aristotle may decide it is more appropriate to place a given security in one account rather than another account.  Other non-pro rata methods include rotation allocation and random allocation.  Alternative methods of allocation are appropriate, for example, when the transaction size is too limited to be effectively allocated pro rata among all eligible accounts.  Except as discussed below, any allocation of partially filled orders on a non pro rata basis must be approved by Compliance.

iii.

Deviation from Proposed Trade Ticket Allocation:  Partially filled orders should be allocated pro rata.  An executed order may be allocated on a basis different from that specified in the trade ticket if all accounts of clients whose orders were aggregated receive fair and equitable treatment and the reason for such different allocation is documented and reviewed by the CCO.   If trading personnel believe best execution for client accounts will best be served by not allocating partial orders on a pro rata basis then trading must bring their recommendation to the attention of compliance personnel prior to allocating the trades.  If compliance personnel (after repeated attempts using email and telephone) are unavailable to authorize the allocation, trading personnel will allocate the partial trade they believe best represents best execution.  Trading personnel will document the trade accordingly and email the documentation to both CCO and the Chief Investment Officer outlining the rationale for the trade allocation deviation.

iv.

Justified departure from Initial Trade Allocation: Examples of when departing from the initial allocation may be appropriate (and when non-pro rata allocations may be justified):

A.

Each client would receive an odd lot or piece that is too small to make a meaningful impact in any one client’s account, in which case allocations may be rounded to the nearest 100 shares.

B.

Client withdraws cash from account during the business day.

4.

New Issues.  Accounts that are eligible to purchase shares in initial public offerings (“IPOs”) because such purchases are consistent with their stated investment objectives may participate in aggregated orders for shares in IPOs, provided that the account holder is not a “restricted person” under the FINRA’s New Issues Rule (FINRA Rule 5131).  Allocation of any share received will be made on a pro rata basis based on the initial amount requested for each account participating in the aggregate, subject to rounding to achieve round lots.  Small fills may be allocated on a basis other than pro rata in accordance with the procedures above.  Aristotle will verify that accounts participating are eligible.

5.

Recordkeeping.  The CCO oversees maintenance of the required trading records for client accounts.  For each aggregated order, the books and records of Aristotle will separately reflect the securities bought, sold and held by each account.  All such records will be maintained in accordance with the applicable book and recordkeeping provisions of the Advisers Act and the rules thereunder.

6.

Disclosure.  Aristotle will fully disclose its policies for aggregation and allocation of transactions in its Brochure.

7.

Compliance Monitoring.  The CCO shall have primary responsibility for monitoring compliance with these policies and procedures. The CCO/Compliance Department will perform a daily review of trading from the previous business day.

i.

Compliance follows specific procedures for completing its review as detailed in Appendix L to this compliance manual.

ii.

Any exceptions to Aristotle’s trade policies or procedures will be documented and reviewed with Trading.  Any violation of Aristotle’s policies will be resolved and documented.

iii.

If a company from the OFAC SDN list has been purchased for any client account, the impacted client will be immediately notified.

iv.

If Compliance determines that there are consistent deviations from pro rata allocation, a temporary CCO/Compliance Department pre-approval process for trade allocations until confidence can be restored that trading is being conducted in compliance with existing policies and procedures.  Individuals responsible for breach of compliance policies and procedures will be included in the documentation of the exception and appropriate action will be taken at the discretion of the CCO and in consideration of the circumstances of the exception(s).

v.

The CCO shall periodically monitor and review Aristotle’s allocation/aggregation policies and procedures as set forth in Appendix L.

8.

Trade Rotation Policy.  In instances where several client accounts, including mutual fund clients, are to be traded in the same securities, the adviser shall utilize a rotation of accounts to be traded either by client account or by groups of clients who may be grouped by broker relationship.  In other words, in an effort to avoid the same clients or groups of clients always being the first to be traded in instances such as model changes or rebalancing, for example, the list would rotate so that a different client or group of clients on the list would trade first each time the occasion arises.  More detailed procedures and worksheets are outlined below and in detail in Appendix L.

i.

Block trades are traded by rotation in accordance with a block rotation spreadsheet maintained by Trading.  A separate Block rotation spreadsheet is maintained for each strategy.

ii.

Free Business (trade to any broker) and Directed business are included in the rotation.

iii.

Model programs are at the end of the rotation and programs are rotated accordingly.

iv.

In order for trading to deviate from Aristotle’s existing trade rotation policy such as exclude an account or over allocate an account, approval from compliance is necessary.

v.

More detailed compliance procedures related to trade rotation are detailed in Appendix L to this compliance manual

7.8.

PRE-TRADE SECURITY SCREEN

For any new security being purchased in a client portfolio, Trading will perform a search to verify if the company is on the international sanctions list. The company name will be run through the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals (“SDN”) list of sanctioned entities and the search results included in  the daily trade packet. Exceptions will be reported to Compliance for further investigation.  Compliance will discuss findings with the portfolio management team to discuss any restrictions that may be placed on investment in the security and any steps that may need to be taken if the purchase was to add to an existing position and it is found to be match to the SDN list.

7.9.

CLIENT-DIRECTED BROKERAGE

In circumstances where a client seeks to direct the use of a certain broker-dealer, Aristotle insists that such direction be provided by the client in writing, either as part of the contract or by separate instruction.  Trades for a client that has directed use of a particular broker or dealer may be placed at the end of blocked trading activity for a particular security.  Accordingly, directed transactions may be subject to price movements, particularly in volatile markets, that may result in the client receiving a price that is less favorable than the price obtained for the blocked order.  Under these circumstances, the direction by a client of a particular broker or dealer to execute transactions may result in higher commissions, greater spreads, or less favorable net prices than might be the case if we were empowered to negotiate commission rates or spreads freely, or to select brokers or dealers based on best execution.  Additionally, if a client directs brokerage, Aristotle will periodically review the price and quality of execution received from the broker to whom transactions are directed.

To inform clients of the limitations of client-directed brokerage with respect to best execution, Aristotle’s Brochure discloses: that Aristotle may be unable under those circumstances to negotiate commissions or to obtain volume discounts; that there may be a disparity in commission charges among clients; and any potential conflicts of interest arising from brokerage firm referrals.  Aristotle also discloses that directed transactions may not be combined or “blocked” for execution purposes with orders for the same securities for other accounts Aristotle manages and may be placed at the end of blocked trading activity for a particular security.

To the extent that Aristotle has been properly directed by a client to place trades through one or more specified brokers or dealers, that client must acknowledge that his or her orders may not receive best execution.

When Aristotle accepts client-directed brokerage with respect to ERISA accounts it will do so in a manner in compliance with ERISA.  In order to enter into client-directed brokerage arrangements without violating ERISA:

•

the cash rebate, goods or services provided by the selected broker to the plan must be for a purpose that exclusively benefits the plan and must be goods or services for which the plan otherwise would be obligated to pay;

•

the amount paid must be reasonable, and the portfolio manager must have obtained best execution;

•

the broker must document any rebating arrangement and provide confirmations which disclose that a portion of the commission was returned to the plan; and

•

the portfolio manager and the broker must have a system of controls and records to ensure that one client’s account is not disadvantaged in order to fund a rebate to another client.

As an adviser or sub-adviser to a mutual fund, Aristotle will not direct brokerage transactions of the mutual fund as compensation, incentive or reward for the promotion or sale of shares of the mutual fund in accordance with Rule 12b-1(h) of the Investment Company Act of 1940.

7.10.

 BEST EXECUTION AND SELECTION OF COUNTERPARTIES

Advisers have a fiduciary obligation to seek to obtain “best execution” of clients’ transactions under the circumstances of the particular transaction.  Advisers must “execute securities transactions for clients in such a manner that the clients’ total cost or proceeds in each transaction is the most favorable under the circumstances.”

To seek to achieve best execution, an adviser may block client orders.  If block trading is not available, clients may pay higher commissions as a result.

Aristotle has adopted specific procedures which detail the manner in which Aristotle seeks to obtain best execution of client transactions.  Determinations as to which counterparty (or “broker or dealer”) may be used to execute any given transaction are made by Aristotle’s trade practices committee.

A.

Selection of Counterparties

Aristotle has established procedures as set forth in Appendix M for adding and evaluating counterparties used for trading in client accounts.  Included are procedures for:

•

Gathering specific due diligence documentation to support the selection;

•

Documentation of the review in the form of a checklist and approval sign off which covers the following selection criteria:

▪

General Execution Capabilities

▪

Research/Access to senior management of existing or potential Aristotle investments

▪

Access to Broker-Dealer’s trading algorithms (Electronic Trading Access)

▪

Unique trading expertise or specialty (country, sector, and/or security)

▪

Lowest cost provider

▪

Access to underwriting offerings

▪

Other (will need to articulate)

▪

Client Directed Broker/Commission Recapture

•

Mandating certain capital requirements or additional due diligence if capital requirements are not able to be met;

•

Determining specific status levels for the counterparty or assigning restrictions as necessary;

•

Identifying any potential conflicts of interest;

•

Internal controls to ensure that only approved counterparties are used, any restrictions on those counterparties are entered into Aristotle’s systems (or otherwise monitored); and

•

Ongoing review as part of its Trading Practices Committee meetings

•

Restrictions and Trade Limitations

In selecting broker-dealers, Aristotle may place limitations on broker-dealers to be added to Aristotle’s Approved Broker List.  A Broker-dealer will either be approved with no specific limitations or with specific limitations as noted on the initial broker-dealer review checklist.  Broker-dealers in this category are restricted usually due to the broker-dealer’s regulatory reported net capital relative to Aristotle’s minimum but can also be in the restricted category based on a specific specialty such as a particular sector or market expertise.  Broker dealers in the restricted category are limited to $10 Million of notional pending trades at any one time.  This limit will be reviewed and updated as necessary.

B.

Best Execution Policy and Procedures

In executing trades for clients, Aristotle will at all times seek to obtain the most favorable terms for each transaction reasonably available under the circumstances.  In placing brokerage, Aristotle will consider the full range and quality of services including, among other things, the value of research provided as well as execution capability, commission rate, financial responsibility and responsiveness.  Aristotle’s goal, when evaluating whether best execution is obtained, is to exercise reasonable, good faith judgment to select counterparties such as broker-dealers who will consistently provide best execution.

In general, Aristotle’s starting point for determining whether best execution is received is an evaluation of the price at which transactions are executed, commission rates, total costs across a range of broker-dealers, depending upon the nature of the product and the market.

Aristotle considers the following factors, among others, to be relevant in determining whether best execution is being obtained from counterparties:

•

Execution Capability – including the price, speed, quality, costs and certainty of execution.  Aristotle recognizes that a broker-dealer may have different execution capabilities with respect to different types of securities.  In evaluating execution capability, Aristotle may consider the character of the market for a particular security, the size and type of transaction, the number of primary markets that are checked and the broker-dealer’s:

o

speed of execution;

o

ratio of complete versus incomplete trades;

o

ability to minimize costs;

o

reliability in executing trades, keeping records, accounting for and correcting trade errors;

o

access to primary markets and quotation sources;

o

familiarity with and knowledge of the primary markets;

o

access to underwriting offerings and secondary markets;

o

clearance and trade settlement history;

o

ability to engage in after-hours and cross-border trading, when required;

o

ability to handle high-volume transactions without undue market impact; and

o

ability to handle large trades in securities with limited liquidity

•

Soft Dollar Services – including research (whether prepared by the broker-dealer or prepared by a third-party and provided to Aristotle by the broker-dealer) and execution services within the Section 28(e) safe harbor, as discussed below.

•

Responsiveness and Financial Responsibility – including creditworthiness and any other factors that may affect Aristotle’s confidence in the counterparties’ stability.  Aristotle will not execute transactions through any counterparty that is unwilling to provide complete and timely disclosure of its financial condition upon Aristotle’s reasonable request.  Among the factors Aristotle may consider with respect to responsiveness and financial responsibility are:

o

adequacy of capital in relation to that of other broker-dealers;

o

willingness and ability to maintain quality services despite volatile or unusual market conditions;

o

willingness to accommodate Aristotle’s special needs;

o

ability to accurately prepare confirmations; and

o

willingness and ability to commit capital by taking positions in order to complete trades.

•

Other Factors – Aristotle may also consider factors it deems relevant to best execution based on Aristotle’s needs and business models including:

o

integrity and ability to maintain the confidentiality and/or anonymity of the client and/or Aristotle;

o

quality of communication links between the broker-dealer and Aristotle;

o

adequacy of information provided to Aristotle by the broker-dealer;

o

the ability to provide ad hoc information or services such as suggestions that improve the quality of trade executions, proprietary research, third party research, visits with research analysts, access to broker-dealer staff and access to issuers and their “road shows”;

o

use of ECNs and ATSs;

o

ability to execute unique trading strategies;

o

ability to execute and settle difficult trades;

o

ability to handle client-directed brokerage arrangements;

o

ability to implement step-outs;

o

ability to execute and account for and commission recapture programs; and

o

ability to participate in underwriting syndicates.

Documentation.  Chief Financial Officer/Chief Risk Officer (CFO/CRO) will work with the Compliance Department to document counterparty due diligence as part of initial and annual reviews.  A counterparty due diligence form is included in Appendix M.

Review.  Aristotle periodically evaluates and reviews its best execution quality, practices and procedures as well as its arrangements with counterparties in general.  The review process includes relevant personnel who interact with broker-dealers, compliance personnel. The counterparty review procedures are set forth in Appendix M.

In conducting the review, Aristotle will consider information it gathers from Neovest, broker-dealers, commission reports, along with such other information as the CFO/CRO, in his or her discretion, should choose to collect.

In order to assess best execution separate from the feedback received by Trading, Aristotle conducts an independent review of its securities trading for execution quality.  Evaluation of broker execution quality for client trades is included in a detailed report using Neovest, which provides analysis of trading in several key areas. This report is prepared specifically for Aristotle by Neovest at least quarterly or upon request.

The Adviser makes and keeps appropriate records regarding how it selects broker-dealers and of the periodic review described above.  These records may include: list of approved broker-dealers and counterparties and broker-dealer financial statements.  Such records are maintained in accordance with the general book and recordkeeping rule under the Advisers Act.

At least annually, the CFO/CRO in coordination with the Chief Executive Officer/Chief Investment Officer  reviews the selection and review of counterparties used and the continued appropriateness and effectiveness of Aristotle’s best execution procedures.  Additionally, Aristotle’s Trade Practices Committee will review the Approved Broker List during the quarterly meeting.

7.11.

SOFT DOLLARS

A.

Soft Dollar Policy

Aristotle does not maintain formal soft dollar arrangements consisting of accumulation of credits which would be used to pay for products and services covered under the safe harbor provided by Section 28(e) of the Exchange Act. Aristotle may receive certain benefits from broker-dealers it uses to execute client trades where proprietary research is provided as a result of commissions paid.  When receiving services under these circumstances, Aristotle does so consistent with the safe harbor provided by Section 28(e).  Aristotle will not enter into any agreement or understanding with any broker-dealer which would obligate Aristotle to direct a specific amount of brokerage transactions or commissions in return for such services.

Aristotle may pay more than the lowest commission rate available to brokers whose proprietary research, services, execution abilities, or other legitimate and appropriate services are particularly helpful in Aristotle’s investment decision making process.  As part of this determination, Aristotle recognizes some brokerage firms are better at executing some types of orders than others.  Thus, it may be in the best interest of the clients to utilize a broker whose commission rates are not the lowest, but whose executions result in lower overall transaction costs.  The overriding consideration in selecting brokers for executing portfolio orders is the maximization of client returns through a combination of controlling transaction and securities costs and seeking the most effective uses of brokers’ research and execution capabilities.

Brokerage and research services received may include, among other things, reports on the economy, industries, sectors, individual companies or issuers, statistical information, accounting and tax law interpretations, political analyses, reports on legal developments affecting portfolio securities, information on technical market action, credit analyses, risk measurement analysis, performance analysis, credit analyses, risk measurement, and analyses of corporate responsibility issues.  Such research services are received primarily in the form of written reports, telephone contacts, and occasional meetings with securities analysts.

As such, in paying more than the lowest commission rate available, Aristotle evaluates whether the service provided by the broker:

•

(i) consists of advice, analyses or reports containing substantive content with respect to appropriate subject matter(s) or (ii) is sufficiently related to the effectuation, clearance or settlement of a transaction and is provided and/or used during the time period commencing when Aristotle communicates with the relevant broker-dealer for the purpose of transmitting an order for execution and concluding when the funds or securities are delivered or credited to the advised account;

•

provides lawful and appropriate assistance to Aristotle in carrying out its relevant responsibilities to client accounts; and

•

is acquired for an amount of client commissions which is reasonable in relation to the value of the service.

B.

Monitoring and Review Procedures

The determination and evaluation of the reasonableness of the brokerage commissions paid in connection with portfolio transactions are based primarily on the professional opinions of the persons responsible for the placement and review of such transactions.  These opinions are formed on the basis of, among other things, the experience of these individuals in the securities industry and information available to them concerning the level of commissions being paid by other investors of comparable size and type.  Aristotle may select broker-dealers based on its assessment of their ability to provide quality executions and its belief that the research, information and other services provided by such broker-dealer may benefit client accounts.  It is not possible to place a dollar value on the special executions or on the research services Aristotle receives from dealers effecting transactions in portfolio securities.  Accordingly, broker-dealers selected by Aristotle may be paid commissions for effecting portfolio transactions for client accounts in excess of amounts other broker-dealers would have charged for effecting similar transactions if Aristotle determines in good faith that such amounts are reasonable in relation to the value of the brokerage and/or research services provided by those broker-dealers, viewed either in terms of a particular transaction or Aristotle’s overall duty to its discretionary accounts.

As part of its periodic trading practices review, Aristotle will include an evaluation of research services provided by certain brokers with regard to the broker’s execution quality and commission received. The review process includes relevant personnel who interact with broker-dealers, compliance personnel and confirmation from investment personnel of the value of the research received.

Research obtained with soft dollars may be utilized by Aristotle for accounts other than the account that generated the soft dollars.  Aristotle does not usually attempt to allocate the relative costs or benefits of research among accounts because it believes that, in the aggregate, the research it receives assists Aristotle in fulfilling its overall duty to its clients.  It should be noted that the value of research cannot be measured precisely and commissions paid for research services certainly cannot always be allocated to clients in direct proportion to the value of the services to each client.  Aristotle does not usually attempt to allocate the relative costs or benefits of research among client accounts because it believes that, in the aggregate, the research it receives benefits clients and assists Aristotle in fulfilling its overall duty to its clients.

7.12

VALUATION POLICY

In general, Aristotle relies on custodians and third-party pricing services with respect to portfolio valuations but may, in the rare instance it may be needed, use an internal “fair value committee” to price portfolio securities.  Aristotle typically values each client’s portfolio for purposes of fee billing in accordance with the Aristotle Valuation Procedures and, it if is determined that a particular security should be “fair valued,” the value assigned that security will be used for other client’s portfolios.  If market quotations are not readily available for a security, Aristotle’s Pricing Committee will “fair value” that security as described in the Valuation Procedures.  However, to the extent that a client contract specifies alternative arrangements with respect to valuation, those arrangements will apply.  Third parties may provide or assist in providing valuations.

The CCO periodically reviews valuations assigned to portfolio securities to ensure that the valuation procedures were properly followed and to determine whether an appropriate valuation was reached using those procedures.  The CCO may recommend changes to the valuation procedures or to pricing services utilized if the CCO deems it appropriate.

Cross-reference:  Valuation Procedures are found in Appendix D

7.13

 SIDE-BY-SIDE MANAGEMENT

Potential conflicts of interest could arise when there is side-by-side management of private funds, separately managed accounts and mutual funds.  These conflicts may arise through trade allocation and through selections of portfolio securities.  As stated in section 7.7 (A) 8 above, Aristotle seeks to mitigate conflict related to trade allocation through its trade rotation procedures.

With regard to portfolio selections and the different positions that Aristotle’s portfolio managers may take related to different strategies, a potential conflict could arise when different classes of a security are purchased for different portfolios in the same strategy or one strategy is long in a position and another is short in the same security.  When different classes of a security are purchased across several portfolios, this often due to the availability of the security and not due a preference for one class over another among client portfolios and often a portfolio could end up with both classes.  Aristotle manages strategies that include a long/short component.  In this case, the long/short component would be in line with hedge on the position.  However, it is acknowledged, that a separate strategy could be long only in the same security which could pose a conflict.

Monitoring and Review.   Compliance will periodically compile a list of short positions and compare to holdings in long only strategies. The review will consistent of an analysis of transaction dates for the securities in question and review of performance of the security and the portfolios involved.  Exceptional findings will be discussed with the portfolio manager and appropriate action to mitigate conflict will be taken.

8.

ADVERTISING

8.1

THE ADVERTISING RULE

Investment adviser advertising is regulated primarily under Rule 206(4)-1 (“Advertising Rule”).  The Advertising Rule defines the term “advertisement” to include any notice, circular, letter or other written communication addressed to more than one person (or any notice or other written announcement in any publication or by radio or television) which offers, among other things, “any investment advisory service with regard to securities.”   Marketing materials related to Aristotle Private Funds may be considered to be advertisements for purposes of the Advertising Rule and should conform to its requirements, as they have been interpreted by the SEC and its Staff.18 The Advertising Rule further provides that it shall constitute a fraudulent, deceptive or manipulative act, practice or course of business for any investment adviser to publish, circulate, or distribute any advertisement which, among other things:

•

refers, directly or indirectly, to any testimonial;

•

refers, directly or indirectly, to past specific recommendations;

•

represents, directly or indirectly, that any graph, chart, formula or other device being offered can, in and of itself, be used to determine which securities to buy or sell, or when to buy or sell them (unless sufficiently qualified);

•

contains any statement to the effect that any report, analysis, or other service will be furnished for free or without charge, unless such report, analysis or other service actually is or will be furnished entirely for free and without any condition or obligation, directly or indirectly; or

•

contains any untrue statement of a material fact, or which is otherwise false or misleading.

8.2

PAST SPECIFIC RECOMMENDATIONS

As noted above, unless certain specific conditions are met, an adviser may not advertise its “past specific recommendations”.  To ensure compliance with this requirement, Aristotle will not name any specific issuer in any advertisement unless:

•

Aristotle complies with the requirements of Rule 206(4)-1(a)(2): i.e., either lists, or offers to furnish a list of, each recommendation made during the immediately prior one-year period together with detailed information about each recommendation; or

•

Aristotle complies with relevant SEC Staff no-action relief.

•

Aristotle may provide a partial list of recommendations if:  (1) securities are selected for inclusion based on objective, non-performance related criteria; (2) the same selection process is used in subsequent periods; (3) profits or losses attributable to any specific security listed are not discussed; and (4) appropriate supporting records are maintained.19

•

Aristotle shows an equal number of outperforming securities to an equal number of underperforming securities so that those securities which have contributed most positively to a representative account’s performance are balanced with an equal number of holdings that contributed most negatively to the representative account’s performance presented in a chart format where best and worst holdings are shown on the same page with equal prominence and in close proximity to the performance data.  Information about the calculation, measurement period, how to obtain the calculation methodology, each holding’s contribution to the overall account’s performance must be disclosed as part of the chart’s information.  Recordkeeping will include criteria used to select the specific securities list in each Chart (such as the calculation), a list showing the contribution of every holding in the representative account to the overall account’s performance during the measurement period and supporting data necessary to demonstrate the calculation of the chart’s contribution analysis and to show the appropriateness of the holdings included in the chart. 20

•

Aristotle may include information about past specific recommendations (in addition to testimonials) in certain types of materials not deemed advertisements for purposes of those sections of the Advertising Rule that limit the use of past specific recommendations and testimonials.21  These materials include:

•

oral communications other than those in radio or television broadcasts;

•

written communications in response to unsolicited requests by a client, prospective client or consultant for specific information about Aristotle’s past specific recommendations provided to: (1) the requesting client, prospective client or consultant; (2) a single consultant on behalf of multiple clients; or (3) several consultants; and

•

written communications to Aristotle’s existing clients, provided that the purpose of the communication is not to offer advisory services.

8.3

ADVERTISING PAST PERFORMANCE

A performance advertisement is deemed fraudulent if it:

A.

fails to disclose the effect of material market or economic conditions on the results portrayed (for example, an advertisement stating that the accounts of the adviser’s clients appreciated 25% in value without disclosing that the market generally appreciated 40% during the same period);

B.

includes some model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid.  In certain one-on-one presentations, performance results may be presented on a gross basis if at the same time the client receives in writing:

1.

disclosure that the performance figures do not reflect the deduction of investment advisory fees;

2.

disclosure that the client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

3.

disclosure that the investment advisory fees are described in the adviser’s Brochure; and

4.

a representative example (table, chart, graph, or narrative) which shows the effect on performance that investment advisory fees, compounded over a period of years, could have on the total value of a client’s portfolio.

C.

fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings; suggests or makes claims about the potential for profit without disclosing the possibility of loss;

D.

compares model or actual results to an index without disclosing all material facts relevant to the comparison;

E.

fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed; or

F.

fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser’s clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

8.4

RECORDS OF PERFORMANCE INFORMATION

The recordkeeping rule requires advisers to keep all of their advertisements and any document necessary to form the basis for performance information in advertisements (“supporting records”).  The adviser must keep advertisements and supporting records for five years from the end of the fiscal year in which the advertisement was last published or otherwise disseminated.  All documents necessary to form the basis for performance calculation should be kept for all years since inception.

The SEC staff will not review or approve adviser advertisements prior to use.  Whether any particular advertisement is false or misleading will depend upon the particular facts and circumstances surrounding its use.  The burden of determining what is “false or misleading” is on the adviser.

8.5

USE OF ARTICLES FROM NEWS MEDIA

The SEC staff takes the position that bona fide unbiased third-party reports generally are not prohibited by Rule 206(4)-1(a)(1), which prohibits the use of testimonials by an adviser.  However, using such reprints is subject to Rule 206(4)-1(a)(5), which makes it a violation for an adviser to publish an advertisement that contains any untrue statement of a material fact or is otherwise misleading.

8.6

ADVERTISING POLICY

Aristotle does not typically utilize general advertising for the investment advisory services offered by Aristotle.  However, Aristotle may produce marketing materials for use in one-on-one presentations or responses to requests for proposals.  Additionally, Aristotle’s website may contain information that the SEC would deem to be an advertisement.

8.7

ADVERTISING PROCEDURE

Aristotle seeks to ensure that any advertisements or other marketing materials comply in all respects with the Advisers Act and rules and interpretations thereunder.  Consequently, any communication that may be deemed an “advertisement” (including all written communications with clients or potential clients) must be reviewed by the CCO prior to being distributed, unless it is a routine redistribution of previously approved materials.  The CCO may request review by legal counsel of any advertisement.  Therefore, Aristotle associates should allot sufficient time for review in planning any “marketing” projects.  Legal counsel is required to provide written approval of any advertisement it reviews.  This approval is placed in Aristotle’s files together with a copy of the relevant advertisement and maintained by the CCO.  Aristotle’s CCO will review performance advertisements to ensure that all required disclosures are made and that information presented is accurate and not misleading.

8.8

SOCIAL MEDIA

Aristotle and its employees may use social media to provide information about its advisory services.  Social media messaging and communications on behalf of or related to Aristotle are subject to the rules promulgated under the Investment Advisers Act of 1940, as amended. Therefore, the following policies and procedures must be followed in order to ensure that the messaging and communications used in social media by firm personnel on behalf of the firm are reviewed and approved before use and are monitored on an ongoing basis.

Social media sites, for the purposes of these policies and procedures, include, but are not limited to social and business networking sites, blogs, chat rooms, wikis, news groups, virtual/online communities and similar web-based outlets.  Each employee using social media for business purposes is reminded that Aristotle’s compliance policies and procedures set forth in this manual and Aristotle’s code of ethics apply to each employee’s content, conduct and activities in social media.

Review and Approval

An employee who wishes to create a business networking presence on a social media site which markets Aristotle, posts information about Aristotle’s services or otherwise seeks prospects or potential clients for Aristotle, must gain approval using the form attached here as Appendix K.

This form must be reviewed and approved before any activity or presence is established related to Aristotle on a social media website.  Any material changes to content or profiles must go through the review and approval process before changes are made.

Site Usage

Contact Information:  Employees utilizing a social media site for business use must use their business email address associated with Aristotle.  You may not use personal email addresses, pseudonyms or other references unrelated to Aristotle to conduct business on behalf of Aristotle.  Any contact information included in the profile or viewed on the site will be clearly identified showing the employee’s first and last name along with Aristotle’s business contact information.

Downloads:  Employees may not download software or certificates which are necessary for social media use unless the social media site has been approved as part of the Review and Approval process above.

Standards and Guidelines

Privacy:  Information about Aristotle’s portfolio holdings, trading activities, clients, funds or any other confidential information related to Aristotle and its business may not be posted or communicated through any social media.  Further, Aristotle’s insider trading policies and procedures apply to any communication through any social media.  Please refer to Section 18 for Aristotle’s privacy policy and procedures and Section 17 for Aristotle’s insider trading policies and procedures.

Content and Messaging:  Employees are reminded that Aristotle’s presence and communications in a social media environment is subject to Rule 206(4)-1 of the Investment Advisers Act of 1940.  Further, the content and communications must be professional, transparent, respectful, courteous and otherwise in line with typical Aristotle content and communications used elsewhere.   Employees are further reminded that all firm policies related to harassment, ethics and loyalty apply to use of social media.

The content and messaging may not include:

•

Performance data (figures, charts, tables, etc) of Aristotle, including client portfolio performance or performance of any of Aristotle’s strategies

•

Any post, comment or quote that could be construed as a testimonial or endorsement by a third party of the Adviser

•

Any false or misleading information

•

Any guarantee or promise of  positive returns or risk-free investments

•

Any mention or comparison to another Adviser

•

Overstatement or embellishment of employee’s title, work experience, education/credentials or job responsibilities

•

Any firm marketing or advertising materials (even if they are approved for marketing purposes)

•

Anything threatening, disparaging, discriminatory or hostile

•

Non-business related or inappropriate photographs, recordings, images or clip art

•

Copyrighted materials, including, but not limited to publications, white papers, newsletters, brand names and logos

•

Rumors or speculation about a person, company or organization

•

Political views or preferences

•

Anything of a sexual nature

•

Links to sites or content that would be in contravention of these guidelines

Please refer to Section 8 of this manual for further detail on the advertising policies and procedures of Aristotle.

Managing Contacts and Communications

Clients and Prospects:  If contacted through a social media outlet by a client or prospect, the employee should respond using their normal business communications such as by phone or email.

Media contacts:  The CCO may designate media inquiries to be handled by its media relations firm.  Employees may not respond directly or accept requests for interviews, comments or provide materials to a media representative without approval from the Chief Compliance Officer.

Monitoring and Recordkeeping

Employees are required to produce any social media log-ins and passwords or links related to Adviser or used by the employee on behalf of Aristotle upon request by the Chief Compliance Officer.  Records of the content and messaging for each site or media used will be maintained as part of Aristotle’s required books and recordkeeping.

Annual Certification

Upon employment, and annually thereafter, employees will certify either: 1) that they are not using social media for business purposes or on behalf of Aristotle, or 2) that their business activities on behalf of Aristotle using social media are according to these policies and procedures.

Cross-Reference:

  Aristotle’s Social Media Approval Form and Certification is set forth as Appendix K.

9.

CASH SOLICITATION

9.1

THE CASH SOLICITATION RULE

Payment of referral fees by a registered adviser to persons who solicit advisory clients is permitted only in accordance with Rule 206(4)-3 (“Cash Solicitation Rule”).  The adviser must be registered under the Advisers Act and the solicitor cannot be a “bad boy” (i.e., no convictions, etc. with respect to securities activities).  The adviser and the solicitor must enter into a written agreement.  No further requirements apply to solicit for advisory services.  A solicitor who is a partner, employee, etc. of the adviser (or an affiliate) must disclose such status to clients at the time of the solicitation or referral.

The adviser should also notify the solicitor as to those states in which the solicitor may solicit the adviser’s services.  Many states have regulations that govern solicitors and generally define an investment adviser representative as any individual who solicits the adviser’s services.  Therefore, in many states, individual solicitors are required to register as investment adviser representatives of the adviser for whom they are soliciting or of another adviser with which the adviser for whom they are soliciting has a solicitation agreement.

9.2

POLICY:  REFERRAL FEES

Aristotle does not currently maintain any solicitation arrangements under which certain persons and entities may be compensated, directly or indirectly, for referring clients.  To the extent applicable, such arrangements would be entered into in accordance with the terms and conditions of the Cash Solicitation Rule.  Arrangements may have been entered into with independent third-parties, including banks, brokerages and other types of financial institutions.  The amount of the compensation paid for the referrals varies and may include either fixed or annual fees or may depend upon the total amount of the assets referred and ultimately managed by Aristotle.  Clients would be advised of the nature of these arrangements prior to the time of the referral.  Any referral arrangement entered into by Aristotle will be described in its Brochure.

10.

FINANCIAL AND DISCIPLINARY INFORMATION

10.1

DISCLOSURE REQUIREMENT

Rule 206(4)-4 requires advisers with investment discretion or custody (or those which require prepayment of fees of more than $500 per client, six or more months in advance) to disclose:

•

a “precarious financial condition” - a financial condition that is “reasonably likely to impair the adviser’s ability to meet contractual commitments to clients,” which generally includes insolvency or bankruptcy; and

•

facts about any legal or disciplinary event “material to an evaluation of the adviser’s integrity or ability to meet contractual commitments to clients involving the adviser or its management persons.”

Aristotle monitors both its financial condition and any legal or disciplinary actions against it or its affiliates.  Aristotle will disclose any such matters concerning the firm, its management persons, its advisory representatives and any affiliated entities as are required by Form ADV and Rule 206(4)-4.  Further, it is Aristotle’s policy that any associated or management persons are required to report any relevant personal financial or disciplinary matters to the CCO.

11.

BOOKS AND RECORDKEEPING REQUIREMENTS

Aristotle expects timely, accurate and honest reporting of all business information including all books, records and communications.  Failure to do so can result in client dissatisfaction, lost revenue, costly penalties, increased expenses and poor business decisions.  The CCO is responsible for ensuring compliance with recordkeeping requirements.

Applicable laws and regulations establish, and Aristotle enforces, the following requirements with regard to record keeping and communication:

•

Financial statements and all books and records on which they are based must accurately reflect all applicable transactions;

•

All disbursements of funds and all receipts must be properly and promptly recorded;

•

Undisclosed or unrecorded accounts may not be established for any purpose;

•

No false or artificial statements or entries may be made for any purpose in Aristotle’s books and records or in any internal or external correspondence, memoranda or communication of any type, including telephone, wire or electronic communications;

•

Retention of information and data must be timely and completed in accordance with legal requirements and operational policies and procedures; and

•

Falsification of business documentation, whether it results in personal gain or not, is never permissible.

Penalties for violations can be severe for the employee involved as well as for Aristotle.

11.1

REQUIRED RECORDS

Rule 204-2 of the Investment Advisers Act of 1940 contains a detailed listing of those records required to be kept by advisers.  Rule 31a-1 of the Investment Company Act of 1940 contains a detailed listing of those records required to be maintained by registered investment companies, such as mutual funds.  Aristotle may provide investment advice to mutual fund clients and will be required to maintain records according Rule 204-2 of the Advisers Act and Rule 31a-1 of the Investment Company Act.  Required records must be kept for not less than six years from the end of the fiscal year during which the last record entry was made.  Records relating to the most recent two years must be kept at the office of the adviser; records for the remaining time may be kept in any “easily accessible place,” and may be preserved on microfilm or computer, provided they are safeguarded, easily accessible and reproducible.  All organizational and governing documents of the adviser (corporate articles, partnership agreements, by-laws, etc.) must be kept at the adviser’s principal place of business until three years after the termination of the adviser’s enterprise.

All SEC-registered advisers must keep true, “current” and accurate books and records as follows:

A.

General Records (Required of all advisers)

•

Journals, including: cash receipts and disbursement records; and any other records of original entry forming the basis of entries in any ledger.

•

General and auxiliary ledgers (or comparable records) reflecting: asset; liability; reserve; capital; income and expense accounts.

•

A memorandum of each order given by the adviser to buy or sell any security or of instructions received by the adviser regarding the purchase, sale, receipt or delivery of any security, showing: (a) any modification or cancellation of the order or instruction; (b) the terms and conditions of the order, instruction, modification or cancellation; (c) the identity of the person who recommended the transaction to the client and of the person who placed the order; (d) the account for which the order was entered and the date of entry; (e) the identity of the bank, broker or dealer by or through whom the order was executed (where appropriate);22 and (f) designation of orders entered pursuant to use of a discretionary power.

•

All check books, statements, canceled checks and cash reconciliations of the firm.

•

All bills or statements (or copies thereof), paid or unpaid, relating to the business of the adviser as such.

•

All trial balances, financial statements, and internal audit working papers.

•

Originals of all written communications received (including complaint letters) and copies of all written communications sent relating to: (a) recommendations or advice given or proposed to be given; (b) any receipt, disbursement, or delivery of funds or securities; and (c) the placing or execution of any purchase or sell order.  However, (i) unsolicited market letters and similar communications of general public distribution not prepared by or for the investment adviser are not be required to be kept; and (ii) any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service sent to more than ten persons, does not generally require a record of the persons to whom it was sent, although a copy of the notice and a description of any address list and its source must be kept.

•

A list (or other record) of all discretionary accounts (“discretionary power” does not include discretion as to the price at which or the time when a transaction is or is to be effected, if, before the order is given by the investment adviser, the client has directed or approved the purchase or sale of a definite amount of the particular security).

•

Powers of attorney, and other documentation evidencing discretionary powers, or copies thereof.

•

All written agreements (or copies thereof) with clients (and others relating to firm business).

•

Copies of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the adviser circulates or distributes, directly or indirectly, to ten or more persons (other than persons connected with the investment adviser).  If the communication recommends the purchase or sale of a specific security and does not state the reasons for a recommendation, the adviser must have a background memorandum stating them.

•

Personal Securities Trades.  A record of every transaction in a security in which the investment adviser or any “supervised person”23 has, or acquires, any direct or indirect beneficial ownership, except (a) transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control; and (b) transactions in securities which are direct obligations of the United States, banker’s acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, or shares issued by registered open-end investment companies.  The record must state the title and amount of the security involved; the date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition); the price at which it was affected; and the name of the broker, dealer or bank with or through whom the transaction was effected.  Transactions must be recorded not later than thirty days after the end of the calendar quarter in which the transactions were effected.  An investment adviser will be considered to have made the record required if the adviser receives and keeps in an easily retrievable format a broker trade confirmation, account statement or other record within thirty days after the end of the calendar quarter which contains all the information required by this section.

•

All accounts, books, internal working papers and any other records or documents that are necessary to form the basis for or demonstrate the calculation of performance or rate of return of managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication directly or indirectly circulated or distributed by the firm to ten or more persons (not including persons connected with the firm).  With regard to managed accounts, it is sufficient to maintain all account statements, if they reflect all debits, credits and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of performance or rate of return.

•

A copy of each written Brochure (and each amendment or revision) given or offered to be given to present or prospective clients, with a record of the dates on which the statement, as amended or revised, was given or offered to be given.

•

All written “acknowledgements of receipt” obtained from clients, and copies of disclosure documents delivered to clients by solicitors.

•

A copy of the adviser’s policies and procedures that are in effect, or at any time within the past five years were in effect, and any records documenting the adviser’s annual review of those policies and procedures.24

B.

Records Required for Advisers Rendering Investment Supervisory or Management Services

•

Records showing separately for each client: securities purchased and sold; and the date, amount and price of each purchase or sale.

•

For each security in which any client has a current position, the adviser should be able to furnish “promptly” information as to the name of the client and the current amount or interest of such clients.

C.

Records Required for Advisers having Custody

•

Journals or other records showing purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.

•

Separate ledger accounts for each client for whom the adviser has custody showing all purchases, sales, receipts and deliveries of securities (including dates and prices) and all debits and credits.

•

Copies of transaction confirmations.

•

Records for each security in which a client for which the adviser has custody has a position (including client’s name, amount or interest of the client and location of the security).

D.

Records Required for Advisers Voting Proxies

•

Copies of all proxy voting policies and procedures.

•

A copy of each proxy statement that the investment adviser receives regarding client securities.25

•

A record of each vote cast by the investment adviser on behalf of a client.26

•

A copy of any document created by the adviser that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis for that decision.

•

A copy of each written client request for information on how the adviser voted proxies on behalf of the client, and a copy of any written response by the investment adviser to any (written or oral) client request for information on how the adviser voted proxies on behalf of the requesting client.

E.

Records Required for Advisers to Registered Investment Companies

Aristotle may provide investment advice to mutual fund clients and will be required to maintain records according Rule 204-2 of the Advisers Act and Rule 31a-1 of the Investment Company Act.  This detailed listing is included as Appendix I.

11.2

RECORD RETENTION (INCLUDING EMAIL)

Aristotle’s policy is to ensure that all required records are maintained in the manner required by the Recordkeeping Rule.  Aristotle’s books and records are maintained by the CCO.  As part of the Annual Review of Aristotle’s compliance program, the CCO will survey Aristotle’s books and records to ensure that required records are being maintained and may dispose of any records which are not required (or which are no longer required) to be kept.

As noted above, records may be kept in electronic form.  Aristotle employees may conduct business by email (or other electronic communication such as instant messaging or text messaging) only through systems maintained by Aristotle.  Additionally, although employees may be permitted to use such systems to send and receive emails not related to Aristotle’s business, employees are reminded not to include anything in an email which may be inappropriate to themselves or to the firm.  Aristotle maintains an email archiving and review platform which captures all incoming and outgoing email of the firm.  Periodically, the CCO will review a sample of archived emails to ensure that all required records are properly captured. Aristotle provides new employees with training and/or documentation with respect to the use of computer systems (including email) and will supplement this with additional instruction as warranted.

Cross-Reference:

  Aristotle’s Books and Records table is set forth as Appendix I.

 12.

REPORTING REQUIREMENTS OTHER THAN FORM ADV

Aristotle has certain regulatory filing and disclosure requirements it must meet in addition to the Form ADV disclosure.  Compliance personnel oversee the process for identifying and preparing any necessary filings and ensuring that the filings and reports are made within required deadlines.

12.1

SCHEDULE 13D

Any person who acquires beneficial ownership of more than five percent of a class of any U.S. registered equity security with more than an investment return purpose in owning the security must, within ten days after the acquisition, file a Schedule 13D.  For example, if Aristotle is attempting to recommend a board member or otherwise has control intent, a Schedule 13D is appropriate.  Schedule 13D must be filed with the SEC and sent to the issuer of the security and to each exchange on which the security is traded.  SEC-registered advisers are required to file Schedules 13D electronically on EDGAR.

12.2

SCHEDULE 13G

A Schedule 13G may be filed in lieu of Schedule 13D if the adviser’s holdings were acquired in the ordinary course of business and not with the purpose of changing or influencing control of the issuer.  If the adviser’s ownership intent changes to an intent or effect of causing a change in control of the issuer, a Schedule 13D must be promptly filed.  Aristotle’s holdings are generally for investment purposes only.

Schedule 13G must be filed within 45 days after the end of the calendar year in which the person acquired and continues to have beneficial ownership, directly or indirectly, of more than 5%.  If, however, 10% or more of an issuer is acquired, the initial Schedule 13G must be filed electronically on EDGAR within ten days after the end of the first month in which ownership exceeded 10% (computed as of the last day of the month).  Copies of Schedule 13G must also be sent to the issuer of the security and to the exchange on which it is traded.  An investment adviser with discretionary management authority is treated as having beneficial ownership of all the securities in discretionary accounts.

If one of Aristotle’s clients owns 5% or more in a discretionary account, a separate Schedule 13D or Schedule 13G must also be filed for that account.

12.3

FORM 13F

If an adviser acts as an institutional investment manager with investment discretion with respect to accounts of $100 million or more of exchange-traded or NASDAQ securities, the adviser must file a Form 13F electronically on EDGAR within 45 days of each calendar quarter end, reporting: (1) the name of the issuer; (2) the number of shares held; and (3) the aggregate fair market value of each security held.

12.4

FORM 13H

An investment adviser that meets the definition of large trader which is persons or agents having investment discretion over accounts who trade over 20 million fair market value or 2 million shares on any calendar day, or $200 million fair market value or 20 million shares over the course of any calendar month must register as a “Large Trader” by filing an initial form then updating annually thereafter.  Aristotle has deemed itself a Large Trader.

Once a Large Trader hits the trigger level (either alone or on an aggregated basis), the Large Trader must register by filing Form 13H with the SEC within 10 days.  If the Large Trader is filing on a voluntary basis, it may file Form 13H at any time and thereby reduce the need to actively monitor its trading levels.

Large Traders are required to annually file an updated Form 13H within 45 days after the end of each full calendar year, even if no changes have occurred.  Further, if any information in a Large Trader's Form 13H becomes inaccurate for any reason, the Large Trader must file an amended Form 13H no later than the end of the calendar quarter during which the information becomes inaccurate.

 A Large Trader must disclose its identification number to all SEC-registered broker-dealers that effect transactions on its behalf and identify for the broker-dealers each account to which the identifier applies.

12.5

1934 ACT SECTION 16 REPORTING

Reporting of ownership and changes in ownership by any director or officer of an issuer, or by a direct or indirect beneficial owner of more than 10% of any class of equity security registered under Section 12 of the 1934 Act, to the SEC, the national securities exchange, and the issuer is also required by law.27  For reporting purposes, an investment adviser with discretionary authority is treated as a beneficial owner of such securities held in discretionary accounts and is, for purposes of the 10% test, required to aggregate the shares of those securities held directly or indirectly, or in the accounts.

Form 3 must be filed within ten days of becoming a director or officer of such issuers, even if no securities are owned.

Form 4, which reflects changes in ownership, must be filed electronically on EDGAR before the end of the second business day following the day on which there has been a change in beneficial ownership.  As a result, a reporting person may be required to file a Form 4 before the Form 3 is due.  In this situation, the SEC encourages the filing of the Form 3 with the required Form 4.

Form 5 must be filed for gifts and other transactions not previously reported on or before the 45th day after the end of the issuer's fiscal year in accordance with Rule 16a-3(f) under the 1934 Act.

12.6

FORM PF

SEC-registered advisers must file Form PF if the adviser’s private fund regulatory assets under management exceed $150 million, and file quarterly Form PF updates if the adviser’s private fund regulatory assets under management exceed $1.5 billion.  The Chief Compliance Officer, with assistance from the designee, will determine Aristotle’s obligations with regard to Form PF.

12.7

INVESTMENT COMPANY ACT REPORTING

As an adviser or sub-adviser to a mutual fund, Aristotle will be required to maintain information related to the mutual fund and submit to the Trust, or one its other service providers, in order for certain filings to be made on behalf of the mutual fund.

12.8

POLICY:  REPORTING REQUIREMENTS

Aristotle’s policy is to monitor, on an ongoing basis, any matters that may require amendments or additional filings with the SEC and any states.  Any such amendments or additional filings are to be filed promptly and accurately.  The CCO or designee will regularly review Aristotle’s filing activities to ensure compliance with relevant reporting requirements.

13.

PROXY VOTING

Aristotle has adopted written Proxy Voting Policies and Procedures (“Proxy Procedures”), as required by Rule 206(4)-6, governing conflict of interest resolution, disclosure, reporting and recordkeeping relating to voting proxies.28

13.1

GENERAL GUIDELINES

Aristotle has adopted Proxy Voting Policies and Procedures that provide that Aristotle has proxy voting authority for securities of its advisory clients, Aristotle will vote such proxies for the exclusive benefit, and in the best economic interest, of those clients and their beneficiaries, as determined by Aristotle in good faith, subject to any restrictions or directions from a client.  Such voting responsibilities will be exercised in a manner that is consistent with the general antifraud provisions of the Advisers Act, as well as with Aristotle’s fiduciary duties under federal and state law to act in the best interests of its clients.

13.2

OPERATIONAL GUIDELINES

Aristotle has contracted with Institutional Shareholder Services (“ISS”) to provide proxy voting support.  Under the terms of its arrangement with ISS, Aristotle directs each custodian to forward proxy ballots to ISS for processing.    Aristotle has access to the ballots through the ISS website and may provide ISS with instructions on how to vote the ballots or Aristotle may vote the ballots through the website. ISS records the votes and provides proxy voting accounting and reporting.  Case-by-case proxy voting decisions are generally made by the Chief Investment Officer or his designee.  All voting records are maintained by ISS, except that Aristotle will maintain copies of any document created by Aristotle that was material in making a determination of how to vote a “case-by-case” proxy or that memorializes the basis for that decision.

On occasion, Aristotle may determine not to vote a particular proxy.  This may be done, for example where: (1) the cost of voting the proxy outweighs the potential benefit derived from voting; (2) a proxy is received with respect to securities that have been sold before the date of the shareholder meeting and are no longer held in a client account; (3) the terms of an applicable securities lending agreement prevent Aristotle from voting with respect to a loaned security; (4) despite reasonable efforts, Aristotle receives proxy materials without sufficient time to reach an informed voting decision and vote the proxies; (5) the terms of the security or any related agreement or applicable law preclude Aristotle from voting; or (6) the terms of an applicable advisory agreement reserve voting authority to the client or another party.

13.3

IDENTIFYING AND ADDRESSING CONFLICTS OF INTEREST

Aristotle acknowledges its responsibility for identifying material conflicts of interest related to voting proxies.  In order to ensure that Aristotle is aware of the facts necessary to identify conflicts, management of Aristotle must disclose to the CCO any personal conflicts such as officer or director positions held by them, their spouses or close relatives, in any portfolio company.  Conflicts based on business relationships with Aristotle or any affiliate of Aristotle will be considered only to the extent that Aristotle has actual knowledge of such relationships.  If a conflict may exist which cannot be otherwise addressed by the Chief Investment Officer or his designee, Aristotle may choose one of several options including: (1) “echo” or “mirror” voting the proxies in the same proportion as the votes of other proxy holders that are not Aristotle clients; (2) if possible, erecting information barriers around the person or persons making the voting decision sufficient to insulate the decision from the conflict; or (3) if agreed upon in writing with the client, forwarding the proxies to affected clients and allowing them to vote their own proxies.

13.4

CLIENT REQUESTS FOR INFORMATION

Investment advisory clients may request a copy of Aristotle’s Proxy Procedures and/or information about how Aristotle has voted securities in their account by contacting Aristotle.  Aristotle will not disclose proxy votes for a client to other clients or third parties unless specifically requested, in writing, by the client.  However, to the extent that Aristotle may serve as sub-adviser to another adviser to a client, Aristotle will be deemed to be authorized to provide proxy voting records on such account to such other adviser.

Aristotle is responsible for voting proxies for all portfolio securities of the mutual clients and keeping certain records relating to how the proxies were voted as required by the Investment Advisers Act of 1940.  Aristotle will provide these records to the mutual fund’s Trust Board in order for the required N-PX filings on behalf of the mutual fund to be made each year in August.  Aristotle shall provide a complete voting record for the Fund, as required by the Proxy Rule.  Special rules apply when Aristotle is asked to cast a proxy vote that presents a conflict between the interests of a Fund’s shareholders, and those of Aristotle or an affiliated person of Aristotle.  Please see Section 13.3 above for procedures for resolving potential conflicts related to proxy voting.

13.5

DISCLOSURE POLICY

A description of the Proxy Procedures appears in Aristotle’s Brochure.

Cross-Reference:

Proxy Voting Guidelines as Appendix H

13.6

PROXY VOTING FOR ACCOUNTS SUBJECT TO ERISA

DOL provided investment managers the following guidance about their ERISA responsibilities, when voting proxies:

Where the authority to manage plan assets has been delegated to an investment manager, only the investment manager has authority to vote proxies, except when the named fiduciary has reserved to itself or to another named fiduciary (as authorized by the plan document) the right to direct a plan trustee regarding the voting of proxies.29

DOL has also indicated that an adviser with a duty to vote proxies has an obligation to take reasonable steps under the circumstances to ensure that it receives the proxies.  Appropriate steps include informing the plan sponsor and its trustees, bank custodian or broker-dealer custodian of the requirement that all proxies be forwarded to the adviser and making periodic reviews during the proxy season, including follow-up letters and phone calls if necessary.  When voting proxies, an investment manager must consider proxies as a plan asset and vote only in the best economic interests of the plan participants.30

DOL has also indicated that the adviser must properly document votes and that the named fiduciary has a duty to monitor the proxy voting process of the adviser.  Advisers should be prepared to issue proxy voting reports to clients.  Records of “solicitation” activities by issuers (or others) should be maintained.  Records should reflect a verification of each proxy to each share in each account.  Records should be maintained in such a manner that it is easy to backtrack.  Copies of each executed ballot should be maintained.

14.

ANTI-MONEY LAUNDERING POLICY AND PROCEDURES

Under U.S. law, registered investment advisers are not yet subject to extensive anti-money laundering (“AML”) requirements.  Advisers are, however, required to report cash transactions in excess of $10,000 and to comply with economic and trade sanctions administered by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”).

Aristotle periodically screens their client list against lists of prohibited investors maintained by OFAC and, will take necessary steps to investigate and report any matches.

Aristotle periodically samples holdings in client portfolios against the OFAC Specially Designated Nationals List.  For any new security being purchased in a client portfolio, Trading will perform a search to verify if the company is on the international sanctions list. The company name will be run through the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals (“SDN”) list of sanctioned entities and the search results included in the daily trade packet. Exceptions will be reported to Compliance for further investigation.  Compliance will discuss findings with the portfolio management team to discuss any restrictions that may be placed on investment in the security and any steps that may need to be taken if the purchase was to add to an existing position and it is found to be match to the SDN list. The CCO is responsible for carrying out Aristotle’s responsibilities with respect to the OFAC list.

Aristotle will endeavor to prevent, detect, and report the possibility of money laundering.  “Money laundering” is understood to be the process by which individuals or entities attempt to conceal the true origin and ownership of the proceeds of internationally recognized criminal activity, such as organized crime, drug trafficking, or terrorism.  Money laundering involves use of the financial system to disguise the origin of assets, for example, by creating complex layers of financial transactions and by the integration of the laundered proceeds into the economy as clean money.  There are various laws and regulatory standards that govern entities to deter money laundering, including: the Bank Secrecy Act of 1970; the Money Laundering Control Act of 1986 and the USA PATRIOT Act.

Aristotle believes the following client behaviors may warrant further inquiry:

•

reluctance to provide information about identity, assets, business, etc.;

•

activity inconsistent with client’s business;

•

frequent transfers, deposits or withdrawals of funds possibly to offshore or foreign entities in bank secrecy or money laundering havens;

•

frequent deposits of cash, cashiers checks, money orders or wire transfers under $10,000 to avoid Cash Transaction reporting requirements;

•

transactions that lack business or investment strategy;

•

acting for an undisclosed principal; or

•

inability to describe client’s own business.

Any of these red flags, or other suspicious activities, should prompt further inquiry including possible referral to appropriate authorities.  Additional information may be obtained from the U.S. Treasury Department, Financial Crimes Enforcement Network (www.treas.gov/fincen) or the Financial Action Task Force on Money Laundering (www.oecd.org/fatf).

Any Aristotle client accounts domiciled in a non-U.S. jurisdiction (i.e., “offshore”) may be subject to AML rules of their home jurisdiction.  Aristotle will obtain delegation letters from the offshore administrator with respect to AML compliance for such accounts.

15.

SUPERVISORY MATTERS

15.1

GIFTS, REBATES, CONTRIBUTIONS OR OTHER PAYMENTS

Aristotle will take reasonable steps to ensure that neither it nor its employees offer or give, or solicit or accept, in the course of business, any inducements which may lead to such conflicts.  Employees generally may not solicit gifts or gratuities nor give inducements, except in accordance with these policies and procedures.  The term “inducements” means gifts, entertainment and similar benefits which are offered to or given by employees.  Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order not to compromise the reputation of the employee or the firm.  Gifts of nominal value or those that are customary in the industry such as meals or entertainment may be appropriate.  Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice.  A relaxation of, or exemption from, these procedures may only be granted by the CCO.  Please refer to the Aristotle Code of Ethics for additional review and reporting procedures for gifts.

15.2

PROVISIONS OF RULE 206(4)-5 (“PAY TO PLAY RULE”)

(1)

Rule 206(4)-5 Policy

While employees are encouraged to participate and vote in all federal, state and local elections, no political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other organization that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made.  These prohibitions cover not only direct contributions but also indirect assistance or support of candidates or political parties through the purchase of tickets to special dinners or other fund raising events, or the furnishing of any other goods, services or equipment to political parties or committees.

You are also prohibited from making contributions to U.S. state or local officials or candidates for state or local office if those contributions are intended to influence the award or retention of advisory or any other business.

You may not circumvent these rules, and the guidelines below, by having your spouse or other member of your household make a contribution on your behalf.

Rule 206(4)-5

Rule 206(4)-5 of the Investment Advisers Act of 1940 requires federally registered investment advisory firms who may seek to solicit business from Government Entities to adopt policies and procedures to curtail “pay to play” practices. The rule prohibits an adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees make a contribution or payment to certain elected officials or candidates. The new rule also prohibits an adviser from providing or agreeing to provide, directly or indirectly, payment to any third party for a solicitation of advisory business from any government entity on behalf of such adviser, unless such third parties are registered broker-dealers or registered investment advisers, in each case themselves subject to pay to play restrictions. Additionally, the new rule prevents an adviser from soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the adviser is providing or seeking government business.

The Rule also contains “look-back” provisions that would require advisory firms to consider prior political contributions made by newly employed Covered Persons. All newly employed Covered Persons will be required to disclose any political contributions made during the two years prior to the initial hire date.

Definitions

For the purpose of Aristotle Capital Management, LLC’s policy regarding political contributions, all employees, directors and officers will be considered a “Covered Person”.

“Contribution” refers to any gift, subscription, loan, advance, or deposit of money or anything of value made for:

•

The purpose of influencing any election for Federal, State or local office;

•

Payment of debt incurred in connection with any such election; or

•

Transition or inaugural expenses of the successful candidate for State or local office.

A “Government Entity” is defined as any state or political subdivision of a state, including

•

Any agency, authority, or instrumentality of the State or political subdivision;

•

A pool of assets sponsored or established by the State or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a "defined benefit plan" as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a State general fund;

•

A plan or program of a Government Entity; and

•

Officers, agents, or employees of the State or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

An “Official” is defined as any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a Government Entity, if the office:

•

Is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a Government Entity; or

•

Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a Government Entity

(2)

Procedures

Covered Persons must receive approval for any political contributions in excess of $350 per Official for elections in which they are allowed to vote, or $150 per Official per election in which they are not allowed to vote. Political contributions of any amount should be reported to the CCO. Political contributions must be reported to the CCO and Contributions in excess of the amounts stated above may not be allowed. Due to the complexity of certain aspects of the rule and the severe penalties that may be imposed upon the firm for a violation, Covered Persons are encouraged to pre-clear Contributions.

As part of the initial compliance certification process, all newly employed Covered Persons will be required to disclose any political contributions made during the two years prior to their hire date.  This certification will be required to fulfill the Rule 206(4)-5 “look back” provision.  Thereafter, on a quarterly basis all employed Covered Persons will be required to certify any political contributions made during the prior quarter as part of their quarterly compliance certification.

Recordkeeping Requirements

•

The records of Contributions should be kept in chronological order, identifying each Covered Person and recipient, the amounts and dates of each Contribution, and whether the Contribution or payment was subject to the exemption for certain returned Contributions pursuant to the Rule.

•

A list of the names, titles and business and residential addresses of all Covered Persons.

•

A list of all Government Entities to which Aristotle Capital Management provides or has provided investment advisory services, or which are or were, investors in any covered investment pool to which Aristotle Capital Management provides or has provided investment advisory services, as applicable, in the past five years (but not prior to September 13, 2010).

•

All direct or indirect contributions made by Aristotle Capital Management or any covered associates to an Official of a Government Entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee, and.

•

The name and business address of each regulated person to whom Aristotle Capital Management provides or agrees to provide, directly or indirectly, payment to solicit a Government Entity for investment advisory services, on its behalf.

Cross-Reference:

A Political Contribution Pre-clearance Request Form is included in Aristotle’s Code of Ethics, which is attached as Appendix E

15.3

OUTSIDE EMPLOYMENT OR OTHER ACTIVITIES

Any employment or other outside activity by an employee may result in possible conflicts of interests for the employee or for the firm and therefore should be reviewed and approved by the CCO.  Aristotle employees are generally allowed to serve on the board of directors of any publicly traded companies only with the prior authorization of the CCO.  Other outside activities, which must be reviewed and approved, include:

(1)

being employed or compensated by any other entity;

(2)

engaging in any other business including part-time, evening or weekend employment;

(3)

serving as an officer, director, partner, etc., in any other entity;

(4)

ownership interest in any non-publicly traded company or other private investments; or,

(5)

any public speaking or writing activities.

Written approval for any of the above activities is to be obtained by an employee before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee’s responsibilities at the firm and any conflicts of interests in such activities may be addressed.  An employee seeking approval shall provide the following information to Aristotle’s CCO: (1) the name and address of the outside business organization; (2) a description of the business of the organization; (3) compensation, if any, to be received; (4) a description of the activities to be performed; and (5) the amount of time per month that will be spent on the outside activity.  Because Aristotle encourages employee involvement in charitable, non-public organizations and civic and trade association activities, such outside activities will generally be approved unless a clear conflict of interest exists.  Employees must update annually any requests for approval of an outside activity.

Records of requests for approval along with the reasons such requests were granted or denied are maintained by the CCO.  Where an Aristotle employee has been granted permission to engage in outside activities within the investment management industry, that employee must still:

•

treat as proprietary and confidential any information learned as a result of his or her Aristotle duties; and

•

comply in all respects with Aristotle’s compliance procedures and applicable codes of ethics, including, without limitation, providing to Aristotle all necessary transactions and holdings reports.

15.4

EMAIL REVIEW

As noted in other sections of this Compliance Manual, Aristotle employees may conduct business by email (or other electronic communication such as instant messaging or text messaging) only through systems maintained by Aristotle.  Additionally, although employees may be permitted to use such systems to send and receive emails not related to Aristotle’s business, employees are reminded not to include anything in an email which may be inappropriate to themselves or to the firm.  Aristotle maintains an email archiving and review platform which captures all incoming and outgoing email of the firm.  Periodically, the CCO will review a sample of archived emails to ensure that all required records are properly captured. Aristotle provides new employees with training and/or documentation with respect to the use of computer systems (including email) and will supplement this with additional instruction as warranted.

16.

PERSONAL SECURITIES TRANSACTIONS

Aristotle seeks to ensure that personal trading activities of its employees do not conflict with the interests of Aristotle clients.  Consequently, Aristotle has adopted policies and procedures designed to ensure that such trading complies with Aristotle’s legal and fiduciary obligations, are properly recorded in Aristotle’s books and records and are subject to the review and oversight of Aristotle’s CCO.

All Aristotle personnel are, to the extent applicable, subject to the provisions of Aristotle’s Code of Ethics (“Aristotle Code”).  The Aristotle Code is designed to meet the recordkeeping obligations under the Advisers Act and the Investment Company Act of 1940.

Exceptions from Reporting Requirements:  Reports are not required: (1) with respect to securities held in accounts over which the access person had no direct influence or control; (2) with respect to transactions effected pursuant to an automatic investment plan; or (3) which would duplicate information contained in broker trade confirmations or account statements provided the adviser receives such confirmations or statements within 30 days after the end of the applicable calendar quarter and holds them in its books and records.

The Aristotle Code is designed to meet the requirements of Rule 204A-1 of the Adviser Act and Rule 17j-1 of the Investment Company Act of 1940.  The Codes govern personal transactions by Aristotle’s Access Persons in order to ensure that their interests do not conflict with the interests of our clients.

Cross-Reference:

The Aristotle Code of Ethics is attached as Appendix E.

17.

INSIDER TRADING POLICY

17.1

POLICY STATEMENT ON INSIDER TRADING

Aristotle forbids any officer, director or employee from trading, either personally or on behalf of others, including the Private Funds, and other accounts managed by Aristotle, on material nonpublic information or communicating material nonpublic information to others in violation of law.  This conduct is frequently referred to as “insider trading.” Aristotle’s policy applies to every officer, director/trustee, and employee, and extends to activities within and outside their duties at Aristotle.  When an Access Person or Supervised Person receives this Manual, he or she acknowledges that he or she understands this Insider Trading Policy.  Any questions regarding this policy should be referred to the CCO.

Definitions

Covered Security - means any security except bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

Insider Trading - is the use of material nonpublic information to trade in securities or to communications of material nonpublic information to others.

Material Information - is information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Nonpublic Information - is information that has not been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public.

Penalties

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

•

civil injunctions;

•

treble damages;

•

disgorgement of profits;

•

jail sentences and fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•

fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions, including dismissal of the persons involved.

17.2

PROCEDURES TO IMPLEMENT INSIDER TRADING POLICY

The following procedures have been established to aid the employees of Aristotle in avoiding insider trading, and to aid Aristotle in preventing, detecting, and imposing sanctions against insider trading.  Each employee of Aristotle must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  If you have any questions about these procedures you should consult the CCO.

(1)

Identifying Inside Information

Material nonpublic information can be obtained from any source (not just traditional “insiders”) and may relate to any type of security, including equities, debt and government securities.31  Before trading for yourself or others, including investment companies or private accounts managed by Aristotle, in the securities of a company about which you may have potential inside information, consider the following:

•

What was the source of the information?  Remember that, in addition to traditional “insiders” such as a company’s officers, directors and employees, others may be “insiders” including a company’s accountants, lawyers, investment bankers or consultants.  In particular, to the extent that Aristotle may employ such third parties, including consultants, to assist in research or other activities, you should consider whether the information provided by such third parties might be material, nonpublic information.  If in doubt, you should take appropriate steps to ensure that information obtained from third parties is not material nonpublic information before trading on the basis of such information.

•

Is the information material? Is this something an investor would consider important in making his or her investment decision? Will the market price of the securities be substantially affected if the information was generally disclosed?  Remember that inside information may relate to debt securities, including government issued securities.  In the case of government issued securities, inside information may include any confidential government information.

•

Is the information nonpublic? To whom has it been provided? Has it been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

(2)

Discuss Your Trading Decision Before the Transaction

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have any questions as to whether the information is material and nonpublic, you should take the following steps.

•

Report the matter as soon as possible to the CCO or President.

•

Do not purchase or sell the securities on behalf of yourself or others, including the Private Funds, or other accounts managed by Aristotle.

•

Do not communicate the information inside or outside Aristotle, other than to the CCO or President.

After the President or CCO has reviewed the issue, you will be instructed to continue the prohibitions against trading and communications, or you will be allowed to trade and communicate the information.

 (3)

Restricting Access to Material Nonpublic Information

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including associates, except as referred to above.  In addition, care should be taken so that such information is secure - files should be sealed, access to computer files containing nonpublic information should be restricted.

(4)

Resolving Issues Concerning Insider Trading

If doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the procedures, or as to the propriety of any action, it must be discussed with the CCO or President before trading or communicating the information to anyone.

18.

PRIVACY AND CONFIDENTIALITY

Except as may be appropriate in connection with his or her job responsibilities, and without limiting the provisions of any confidentiality agreement previously signed, Aristotle employees may not release information to any person not associated with Aristotle (except to those concerned with the transaction, entitled to the information on behalf of the client or providing legal, accounting or administrative services to Aristotle) as to: (1) the securities holdings, names or other information of any client; (2) any transactions executed for any client; (3) any Fund transactions, aggregate holdings in, or trading decisions or considerations regarding, any security or investment technique; or (4) any information regarding any investor in, or party or counterparty to a transaction with, a private fund or mutual fund client. In particular, Aristotle employees must take special precautions not to disclose information concerning recommendations, transactions, or programs to buy or sell particular securities that are not yet completed or are under consideration, except: (1) as necessary or appropriate in connection with their job responsibilities; (2) in conjunction with a regular report to shareholders or investors; (3) in conjunction with any report to which the persons are entitled because of provisions of an investment management agreement or other similar document governing the operation of Aristotle; (4) as otherwise may be required by law (in such event, upon notice to Aristotle); or (5) after the information is otherwise publicly available.

Aristotle employees may not disclose any nonpublic personal information about its clients or former clients to anyone other than appropriate regulatory authorities, Aristotle’s attorneys, accountants, administrators, auditors, or another Aristotle employee without the authorization of the CCO.  All disclosure of such nonpublic personal information should be limited to the extent necessary or appropriate.

Aristotle provides notice to its clients, describing Aristotle’s privacy policies, to the extent required by law.  Aristotle’s client contracts contain an acknowledgement of receipt of the privacy notice, if required.  Aristotle ensures that appropriate safeguards are in place to ensure privacy of client information, including protecting such information with passwords and limiting access to those personnel with a “need to know”.  These safeguards are reviewed, no less frequently than annually, by the CCO.

Privacy breaches or exceptions will be resolved and documented.  Any material privacy exceptions involving a mutual fund client will be reported the Mutual Fund CCO or designee.

iv

18.1

REGULATION S-ID

Identity Theft Red Flags Program (Regulation S-ID)

The Commodity Futures Trading Commission (“CFTC”) and the Securities and Exchange Commission (“SEC”) (together, the “Commissions”) have jointly issued final rules and guidelines to require certain regulated entities to establish programs to address risks of identity theft.  The Rule defines "financial institution" as any state or federal bank or any person that directly or indirectly holds a "transaction account" belonging to a consumer. Aristotle meets the definition of financial institution32 and does manage covered transaction accounts33; therefore the Adviser is required to implement an Identity Theft or Red Flags Program (the “Program”).

At least annually Aristotle will perform a review to determine whether it would be required to revise the Program, which would include the following:

•

Any experiences they had with identity theft

•

Awareness of changes in methods of identity theft

•

Awareness of new ways to detect identity theft

•

Modification of the types of accounts managed

•

Changes in business arrangements (such as corporate transactions and service provider relationships)

Aristotle has implemented the following Identity Theft program, with respect to all covered transaction accounts, that includes reasonable policies and procedures to:

•

Identify relevant “red flags” for covered accounts offered or maintained by the Adviser and incorporate such red flags into its Program;

•

Detect the occurrence of red flags occurring with the Program;

•

Respond appropriately to any detected red flags to prevent and mitigate identity theft; and

•

Review and, if necessary, update the Program to reflect changes in risks to consumers and to the safety and soundness of the financial institution from identity theft.

PROCEDURES TO IMPLEMENT REGULATION S-ID

Aristotle employees will be trained to identify typical red flags that may indicate identity theft.  Typical red flags include:

•

Alerts, notifications or warnings from a consumer reporting agency

•

Suspicious documents

•

Inconsistent personal identifying information

•

Unusual use or suspicious activity in the account

•

Notice from client, victim or law enforcement

In an effort to detect red flags, employees will be aware of typical red flags during the account opening process and when reviewing access to client accounts.  Such steps may include:

•

Obtaining identifying information about, and verifying the identity of a person opening a covered account;

•

Confirming client requests for wires or disbursements, monitoring transactions and verifying validity of change of address requests

•

Verifying client identity when receiving verbal instructions on the account

•

Following up with the client in writing after receiving a verbal request on the account.

If Aristotle becomes suspicious of activity and has detected red flags, they may take the following steps to respond to their findings:

•

Monitor covered accounts

•

Contact the customer

•

Change any passwords, security codes or other security devices that permit access to the account

•

Notifying law enforcement.

As part of Aristotle’s annual review and under Rule 206(4)-7, the Chief Compliance Officer or designee shall review the list of “red flags” set forth above and the other elements of the identity theft program, the performance of any third party service providers relied up on in any aspect of this program, the performance of Aristotle and its employees in carrying out this program and documentation of incidents involving identity theft during the previous year and determine if any updates need to be made to the Program.

18.2

ADDITIONAL STATE REQUIREMENTS

Because Aristotle maintains confidential information on clients and investors, some of whom may be residents of the Commonwealth of Massachusetts, they are required to establish and follow a Written Information Security Program (WISP) as part of their overall privacy policies and procedures. According to the Massachusetts rule, confidential data is determined to be anything that contains the First Name / Last Name or First initial/Last Name in combination with any one or more of the following data elements:

•

SSN

•

DL # or state issued card #

•

Financial account # / credit card number, pin, or access code

There must be a designation of an individual to oversee the program. In the case of Aristotle, the Chief Compliance Office will serve in this role.

A.

Operational Procedures

Aristotle has set forth the following procedures in an effort to reasonably meet the requirements of Massachusetts.

•

Confidential client information is maintained on secure servers with network security. Aristotle discourages the retention of client information on portable drives or laptops. Employees generally do not keep client information on any computers except those inside the Aristotle network. Remote users can only connect to the network through a secure remote desktop connection.

•

Aristotle’s server which contains their electronic records system is connected to the internet and includes firewall protection and security software such as malware protections and virus definitions. Each desktop terminal is password protected.

•

When practical, Aristotle will attempt to obtain certifications from key service providers that they maintain appropriate measures consistent with regulatory requirements involving non-public client information.

•

Aristotle holds periodic compliance meetings which cover topics including privacy measures and review of privacy policies and procedures, specific requirements related to the privacy rules and the consequences of failure to comply with those requirements. Aristotle also attempts to prevent access by former employees by removing the terminated individual’s email address from the network, disabling/changing desktop login and recovering any office access cards or keys/laptops/jump drives assigned to the former employee.

In order to regularly monitor that the WISP operates effectively, Aristotle has integrated its elements into its annual privacy policy review. Aristotle evaluates its ability to protect both paper and electronic records, to detect any unauthorized use of or access to personal information, and to identify any areas where upgraded safeguards might be needed.

If there is a potential breach, the CCO is notified and there is an assessment of the potential breach and a determination is made as to the action that should be taken. The potential breach and action taken are documented as part of Aristotle’s books and records.

“Security Breaches” will require notification to the Office of Consumer Affairs and Business Regulation and to the Attorney General.

According to the Massachusetts rule, a security breach is defined in the law as the “unauthorized acquisition or unauthorized use of unencrypted data or, encrypted electronic data and the confidential process or key that is capable of compromising the security, confidentiality, or integrity of personal information, maintained by a person or agency that creates a substantial risk of identity theft or fraud against a resident of the commonwealth. A good faith but unauthorized acquisition of personal information by a person or agency, or employee or agent thereof, for the lawful purposes of such person or agency, is not a breach of security unless the personal information is used in an unauthorized manner or subject to further unauthorized disclosure.”

The notification must include the following:

i.

A detailed description of the nature and circumstances of the breach of security or unauthorized acquisition or use of personal information;

ii.

The number of Massachusetts residents affected as of the time of notification;

iii.

The steps already taken relative to the incident;

iv.

Any steps intended to be taken relative to the incident subsequent to notification; and

v.

Information regarding whether law enforcement is engaged investigating the incident.

As part of its Annual Privacy Review, Aristotle will include:

1. An analysis of reasonably foreseeable risks to security, confidentiality and integrity of records and the effectiveness of safeguards for limiting those risks and any need to develop improved safeguards

2. Provisions for secure storage of materials containing personal information, including restrictions on physical access to records, control measures that restrict access and included secure user authentication protocols.

3. Review of the WISP’s scope and whenever there is a material change in business practices that may involve the protection of personal information.

Cross-Reference:

  Aristotle’s Privacy Notice is set forth as Appendix F.

19.

CUSTODY

Rule 206(4)-2 under the Advisers Act (“Custody Rule”), which was most recently amended on December 30, 2009, imposes additional requirements on investment advisers with custody of client funds or securities.34 The Custody Rule requires an investment adviser who is deemed to have custody, among other things: to undergo an annual surprise examination by an independent public accountant to verify client assets;  to have the qualified custodian maintaining client funds and securities send account statements directly to the advisory clients; and unless client assets are maintained by an independent custodian (i.e., a custodian that is not the adviser itself or a related person), to obtain, or receive from a related person, a report of the internal controls relating to the custody of those assets from an independent public accountant that is registered with and subject to regular inspection by the Public Company Accounting Oversight Board (“PCAOB”).  Based on the Adviser’s control over the flow of Client Assets and the fact that the Adviser or an affiliate acts as general partner to certain Private Funds, the Adviser may be viewed as having custody of Client Assets.  Accordingly, the Adviser must comply with the Custody Rule.

19.1

PROVISIONS OF THE CUSTODY RULE

A.

“Qualified Custodian”

An adviser who has custody must maintain the assets with a qualified custodian.  The qualified custodian must either maintain a separate account for each client under the client’s name or maintain an account for the adviser in the adviser’s name as agent for the clients.  Qualified Custodians under the Custody Rule are:35

•

Banks;

•

Savings Associations that have deposits insured by FDIC;

•

Registered Broker-Dealers holding client assets in customer accounts;

•

Registered Futures Commission Merchants holding client assets in customer accounts;36 and

•

Foreign Financial Institutions that customarily hold financial assets for customers.37

B.

Notifications and Account Statements

1.

Notice of Custodial Account

Under the Custody Rule, an adviser must notify its client, in writing, when an account is opened on that client’s behalf with a qualified custodian.  This notice must contain the following:

•

the name and address of the custodian;

•

the manner in which the funds or securities in the account are maintained; and

•

if the adviser sends account statements, a legend which urges the clients to compare the account statements from the custodian with those from the adviser.

Clients must be notified promptly of any changes to this information.

i.

Exception to the Notice Requirement for Private Funds

With respect to a pooled investment vehicle, the adviser does not have to send notices if the pooled vehicle is audited annually by an independent public accountant that is registered with the PCAOB, the audited financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are distributed to all limited partners within 120 days of the end of the pooled vehicle’s fiscal year.

2.

Account Statements

Client account statements must be provided at least quarterly.  Under the Custody Rule, these statements must be sent by the qualified custodian and the adviser must have a reasonable basis, after due inquiry, to believe that these account statements have been sent.  Account statements must include the following:

•

amount of funds in the account at the end of the period;

•

each security in the account at the end of the period;

•

all transactions in the account during the period; and

•

if the adviser sends account statements, a legend which urges the clients to compare the account statements from the custodian with those from the adviser.

i.    Exception to the Account Statement Requirement for Private Funds

With respect to a pooled investment vehicle, the adviser does not have to send account statements if the pooled vehicle is audited annually by an independent public accountant that is registered with PCAOB, the audited financial statements prepared in accordance with GAAP are distributed to all limited partners within 120 days of the end of the pooled vehicle’s fiscal year, and the pooled vehicle is audited upon liquidation.

3.

Independent Verification

Under the custody rule, an adviser with custody must enter into a written agreement with an independent public accountant to undergo an annual surprise examination.   The written agreement must require the accountant to:

•

file a certificate on Form ADV-E within 120 days of the surprise audit that states that the accountant has examined the funds and securities and describes the nature and extent of the examination;

•

notify the SEC within one business day of finding any material discrepancies during the course of the surprise audit by means of a facsimile transmission or electronic mail, followed by first class mail, directed to the attention of the Director of the Office of Compliance Inspections and Examinations; and

•

file Form ADV-E within four business days upon resignation or dismissal from, or other termination of, the engagement, or upon removing itself or being removed from consideration for being reappointed.  Form ADV-E  must be accompanied by a statement that includes:

o

the date of such resignation, dismissal, removal, or other termination;

o

the name, address, and contact information of the accountant; and

o

an explanation of any problems relating to examination scope or procedure that contributed to the resignation, dismissal, removal or the other termination.

i.

Exceptions to the Surprise Examination or Audit

•

Fee Deduction.  Advisers with custody solely because of their authority to deduct advisory fees from client accounts are not subject to the Custody Rule’s annual surprise examination.

•

Pooled Investment Vehicles.  Advisers to pooled investment vehicles may obtain an audit instead of a surprise exam if the pooled vehicle is audited annually by an independent public accountant that is registered with PCAOB, the audited financial statements prepared in accordance with GAAP are distributed to all limited partners within 120 days of the end of the pooled vehicle’s fiscal year, and the pooled vehicle is audited upon liquidation.

4.

Delivery to an “Independent Representative”

Clients who do not wish to receive notifications and/or account statements may designate an independent representative to receive them on their behalf.  The independent representative may not: (a) control, be controlled by or be under common control with the adviser; or (b) have, or have had within the past two years, a material business relationship with the adviser.

5.

Trustee Relationships

Employees may only serve as trustees on behalf of Clients’ accounts with the prior written consent of the CCO.  Any Client account over which an Employee serves as a trustee must be maintained by a Qualified Custodian that sends statements, at least quarterly, to the trustor or a representative designated by the trustor that is unaffiliated with the Employee and Aristotle.

6.

ADV Disclosure

Adviser has indicated on Form ADV that they may be deemed to have custody of certain Clients’ funds and securities under the following conditions:

•

Adviser may be deemed to have custody when it inadvertently receives Client Assets in the form of cash or physical securities.

•

Under the amended rule, inadvertently received securities must be returned to the client; they may not be forwarded to the qualified custodian.

•

If an adviser does not return the securities to the sender within three business days, the adviser not only has custody but has also violated the amended rule’s requirement that client securities be maintained in an account with a certain qualified custodian.

•

The SEC Division of Investment Management will not recommend enforcement action to the Commission under certain circumstances if an adviser inadvertently receives:

•

Tax refunds from tax authorities;

•

Client settlement proceeds from administrators in connection with class action lawsuits and other legal actions;

•

Stock certificates;

•

Dividends;

•

Evidence of new debt from issuers in connection with class action lawsuits involving bankruptcy or business reorganization.

In this instance, the adviser must:

(i)

promptly identify client assets that it inadvertently receives

(ii)

promptly identify client (or former client) to whom such client assets are attributable

(iii)

promptly forward client assets to its client (or former client) or a qualified custodian, but in no event later than five business days following the adviser’s receipt of such assets

(iv)

promptly return to the appropriate Third Party any inadvertently received client assets that the adviser does not forward to its client (or former client) or a qualified custodian, but in no event later than five business days following the adviser’s receipt of such assets

(v)

maintains and preserves appropriate records of all client assets inadvertently received by it, including a written explanation of where (and, if so, when) the client assets were forwarded to its client (or former client) or a qualified custodian, or returned to Third Parties.

•

Adviser may have the authority to make withdrawals from Client Accounts to pay its advisory fee.

•

Adviser may also have affiliated entities that are the general partner to Private Funds.

Adviser will make sure that its ADV contains the proper disclosure with regards to custody, including any certificates that need to be filed under FORM ADV-E.

C.

General Exceptions to the Custody Rule

The adviser does not have to maintain with a qualified custodian (see section 18.1(A)) securities that are:

•

acquired from the issuer in a transaction or chain of transactions not involving any public offering;

•

uncertificated with ownership recorded only on the books of the issuer or its transfer agent in the name of the client;

•

transferable only with prior consent of the issuer or holders of the outstanding securities of the issuer;

•

held for the account of a pooled investment vehicle (such as the Private Funds) if the pooled investment vehicle is audited by an independent public account that is registered with the PCAOB, and the audited financial statements are distributed to all limited partners within 120 days of the end of its fiscal year.

With respect to these securities, however, the adviser must comply with the other requirements of the Custody Rule except as noted above.

19.2

PROCEDURE: CUSTODY

A.

Inadvertent Receipt of Securities and Investment Checks

1.

Securities

a.

If the securities are delivered by the Client in person, Employee should:

i.

Notify CCO promptly;

ii.

Enter receipt date, security description and client reference into a log maintained to document receipt of securities; and

iii.

Prepare a transmittal letter and accompany the client to the Qualified Custodian for the purpose of depositing the securities to the client’s account.

b.

For securities received by mail Employee should:

i.

Notify CCO promptly;

ii.

Enter receipt date, security description and client reference into a log maintained to document receipt of securities; and

iii.

Send the securities back to the client within (3) business days with instructions for forwarding to Custodian.

c.

The CCO will periodically review the log to make sure that the Adviser meets this obligation.

2.

Investment Checks for Investment of Funds

An Adviser may not accept checks for the investment of funds made payable to the Adviser.  In the event that an Employee receives a check payable to the Adviser for the investment of funds:

a.       Notify CCO promptly;

b.       Enter receipt date, security description and client reference into a log maintained to document receipt of securities; and

c.         Return the check to Investor within (3) business days by overnight mail with instructions (and a pre-paid envelope) to issue the replacement check as payable to the Investor’s account at the Qualified Custodian.

B.

Procedures for Disbursements/Allocations of Capital from one of the Private Funds (“Fund” or “Funds”)

a.

When distributing/allocating capital from the Fund, Adviser will do so in accordance with the following procedures:

1.

The CCO or designee shall complete required documentation of the disbursement from the Fund and store the forms with any other documentation (i.e. fee invoices, bills, wire instructions, etc.).  The forms shall require signature execution by CCO or designee.

2.

The CCO or designee must allocate the amount of any shared expenses among the Funds, and will generally do so based on the pro-rata amount of the assets in the Funds;

3.

The CCO or designee shall reconcile the actual disbursement from the Fund with the intended amount of disbursement.  Deviations must be resolved with the assistance of an additional member of Adviser’s management;

C.

Procedures to Meet Books and Records Requirements for Advisers Deemed as Having Custody

Adviser maintains the following documents, as applicable, to ensure compliance with Rule 204-2(b) under the Advisers Act:

1.

A journal or other record showing all purchases, sales, receipts and deliveries of  securities (including certificate numbers) for such accounts and all other debits and credits to such accounts;

2.

A separate ledger account for each such client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits;

3.

Copies of confirmations of transactions effected by or for the account of any such client; and

4.

A record for each security in which any such client has a position, which record shall show the name of each such client having any interest in each security, the amount or interest of each such client, and the location of each such security

D.

 Operational Controls

1.

Authorization

a.

The movement of assets within, and withdrawals or transfers from, a Client’s account must be approved by the CCO;

2.

Testing

a.

 The Adviser, on a periodic basis, tests fee calculations for client accounts to determine their accuracy; and

b.

The Adviser, on a periodic basis, tests the overall reasonableness of the amount of fees deducted from all Client accounts for a period of time based on the Adviser’s aggregate assets under management.

3.

Segregation of Duties

a.

To the extent practicable, the Adviser requires that an employee not have more than one of the following job functions:

i.

The processing of billing invoices or listing of fees due from Clients that are provided to and used by a qualified custodian to deduct fees from Clients’ accounts.

ii.

 The reviewing of invoices and listings for accuracy.

iii.

The reconciliation of those invoices and listings with deposits of advisory fees by the qualified custodians into the Adviser’s proprietary bank account to confirm that accurate fee amounts were deducted.

20.

MUTUAL FUND COMPLIANCE

Aristotle may serve as an adviser or as sub-adviser to a mutual fund. The Trust maintains a separate mutual fund Manual to support its compliance program under Investment Company Act of 1940 Act Rule 38a-1.  The Trust’s compliance program is approved by the Board and administered by the Trust’s CCO (“Mutual Fund CCO”).  The Mutual Fund CCO, either personally or by delegation, must oversee compliance by mutual fund service providers, including Aristotle, conduct an annual review of these service providers and report annually to the Board.  Any questions relating to mutual fund compliance should be directed to the Mutual Fund CCO.  The mutual fund Manual discusses compliance issues related to the Trust, including compliance with applicable provisions of the Investment Company Act of 1940 Act and rules thereunder.  In general, Aristotle will monitor mutual fund portfolios which it advises according the mutual fund’s policies and procedures through its investment personnel, internal systems, such as Rules Manager, checklists and information provided by the mutual fund administrator.

A.

Identification of Affiliates

Aristotle will rely on the Mutual Fund CCO or Board to provide a current list of affiliates to the mutual fund to ensure that Aristotle is in compliance with the mutual fund’s policies and procedures related to affiliate transactions.  Compliance personnel will work with trading personnel and utilize internal systems to ensure that current affiliates are monitored with respect to transactions involving mutual fund clients.

B.

Rule 17a-7  - Affiliate Transactions

Pursuant to Rule 17a-7 under the Investment Company Act of 1940, as amended (the “1940 Act”), these procedures are intended to apply whenever a mutual fund managed by Aristotle purchases securities from, or sells securities to, an advisory account of a mutual fund’s investment adviser or any sub-adviser that may be engaged from time to time by the Trust (“Affiliated Account”). The mutual fund and the Affiliated Account must be affiliated solely by reason of having the same Adviser, Trustees or officers.

Rule 17a-7 of the Investment Company Act allows for affiliated transactions, provided certain specific conditions are met.  The Board has adopted procedures designed to ensure compliance with these conditions.  The Board must review any such transactions and approve that they were performed in accordance with the adopted procedures.

Reporting.  Within (5) business days after the completion of any Rule 17a-7 transaction, the Adviser will provide a written Rule 17a-7 Transaction Report to the Mutual Fund CCO. The Adviser shall include the Rule 17a-7 Transaction Report(s) as part of its periodic compliance reporting to the Trust for each mutual fund it advises or sub-advises.

Review.  The mutual fund Board, including a majority of those Trustees who are not “interested persons,” (as defined in Section 2(a)(19) of the 1940 Act) will review Rule 17a-7 Transaction Reports no less frequently than quarterly in order to determine that all transactions made during the preceding quarter have been effected in compliance with the provisions of Rule 17a-7.

C.

Rule 17e-1 - Payments of Brokerage Commissions to Affiliates

The adviser or sub-adviser to a mutual fund may use an affiliated broker in connection with the execution of a portfolio/transaction on a securities exchange on behalf of a mutual fund only if:

1.

The adviser monitors the performance of the affiliated broker, including the time necessary to effect transactions and the price obtained, determines brokerage commissions charged by other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time, and obtains information on the brokerage commissions charged by the affiliated broker to other customers for comparable transactions;

2.

The adviser reasonably believes that the affiliated broker selected is capable of providing the best price and execution for the transaction and that the brokerage commission charged is reasonable and fair;

3.

The affiliated broker does not receive remuneration for effecting a transaction which exceeds the usual and customary broker’s commission; and

4.

The adviser prepares and maintains a record of each transaction effected by an affiliated broker on behalf of a mutual fund (other than transactions in which the person acting as broker is a person permitted to enter into a transaction with the Trust by Rule 17a-10 under the 1940 Act), together with the information or materials upon which the Adviser relied in determining that the transaction was effected pursuant to Rule 17e-1.

Aristotle is not affiliated with a trading broker either directly or through an affiliated adviser.

D.

Rule 10f-3 - Transactions with an affiliated underwriter

Rule 10f-3 of the Investment Company Act of 1940 allows a mutual fund to purchase securities from affiliated underwriters if certain conditions are met.  The mutual fund Board is required to review any such transactions and approve that the transactions were performed in accordance with the adopted procedures.

In its capacity as an investment adviser or sub-adviser to a mutual fund, Aristotle would be subject to rules and procedures in effecting any purchase of securities by a mutual fund it manages from an underwriting syndicate in which an officer, trustee, member of an advisory board, Adviser, Sub-adviser, or employee of the Trust, or a person of which any such officer, trustee, member of an advisory board, adviser, sub-adviser, or employee is an affiliated person (the “Affiliated Underwriters”) acts as syndicate manager or member.

Aristotle does not currently have any affiliated underwriters.

E.

Rule 12d3-1 - Purchase of Securities Issued by Entities Engaged in a Securities Related Business

Section 12(d)(3) prohibits investment companies from purchasing securities issued by a company engaged in the securities related business unless certain conditions are met. Registered investment companies, such as a mutual fund (for the purposes of this section, “acquiring company”), may acquire positions in a company engaged in the securities related business if the following conditions specified under Rule 12d(3)-1 of the Investment Company Act of 1940 are met:

1.

The company, in its most recent fiscal year, derived 15 % or less of its gross revenues from securities related activities, provided that:

a.

Immediately after the acquisition of any equity security, the acquiring company owns not more than 5% of the outstanding securities of that class of the issuer's equity securities;

b.

Immediately after the acquisition of any debt security, the acquiring company owns not more than 10% of the outstanding principal amount of the issuer's debt securities; and

c.

Immediately after any such acquisition, the acquiring company has invested not more than 5% of the value of its total assets in the securities of the issuer.

However, a registered investment company may not invest in securities issued by a company engaged in the securities related business:

•

In the form of a general partnership interest;

•

In a security issued by the acquiring company's promoter, principal underwriter, or any affiliated person of such promoter, or principal underwriter; or

•

In a security issued by the acquiring company's investment adviser, or an affiliated person of the acquiring company's investment adviser.38

Aristotle will monitor mutual fund portfolio holdings with regard to Rule 12d3-1 by educating trading personnel and using internal systems such as Rules Manager.  Exceptions will be remedied with Compliance and Portfolio Managers working together to adjust portfolio and resolve in the best interest of the mutual fund client and its investors, documented and reported to the Mutual Fund CCO/Board.

F.

     Rule 144A - Acquiring and monitoring illiquid securities

Rule 144A under the Securities Act of 1933, as amended, provides a non-exclusive safe harbor exemption regarding illiquid securities. The Board is required to review any such transactions and the basis for the Adviser’s determination regarding the pricing of each Rule 144A security purchased during the period stated above and used in connection with the determination of the mutual fund’s net asset value as well as a statement describing the Fund’s qualification as a qualified institutional buyer under Rule 144A.

The following procedures and guidelines are to be followed by Aristotle as appropriate, in the acquisition by any mutual fund of Rule 144A Securities or commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933 ("4(2) Commercial Paper"):

1.

Subject to the oversight of the Board of Trustees, the investment adviser or sub-adviser, as appropriate, of a Fund shall make a determination prior to purchasing a Rule 144A Security that either:

a. the Rule 144A Security has a sufficiently high degree of liquidity to assure that the Rule 144A

Security can be disposed of within seven days in the ordinary course of business at approximately the amount at which the mutual fund has valued the Rule 144A Security, or

b. if the Rule 144A Security is not liquid, that immediately after purchase of the Rule 144A

Security, no more than fifteen percent (ten percent for any money market fund) of the value of the net assets of the mutual fund that has purchased the Rule 144A Securities consists of securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the mutual fund has valued such securities;

2.

In making their determinations regarding the liquidity of a Rule 144A Security, the investment adviser or sub-adviser, as appropriate, of a mutual fund may consider the following factors,

although such factors may not necessarily be determinative:

a. the unregistered nature of a Rule 144A Security;

b. the frequency of trades and quotes for the Rule 144A Security;

c. the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers;

d. dealer undertakings to make a market in the Rule 144A Security;

e. the trading markets for the Rule 144A Security;

f. the nature of the Rule 144A Security and the nature of marketplace trades (including the time needed to dispose of the Rule 144A Security, methods of soliciting offers, and mechanics of transfer); and

g. other factors, if any, which the adviser or sub-adviser deems relevant to determining the existence of a trading market for such security.

Aristotle will monitor on an ongoing basis the liquidity of the Rule 144A Securities and 4(2) Commercial Paper which are held in the portfolio.  If, as a result of changed conditions, Aristotle determines that a Rule 144A Security or an issue of 4(2) Commercial Paper is no longer liquid (e.g., the security may no longer be disposed of promptly and in the usual course of business at approximately the price at which the security is being valued), the aggregate holdings of illiquid securities will be reviewed. In the event the value of aggregate holdings of illiquid securities exceeds 15% of the fund's net assets, Aristotle will take steps necessary within a reasonable period of time to reduce the value of such illiquid securities to less than fifteen 15% of the net assets. Portfolio managers are responsible for continuously monitoring portfolio holdings to identify any changes to a security’s liquidity.  Aristotle will review the value of any illiquid securities to ensure that the thresholds are not exceeded. Changes to liquidity classifications will be documented and values calculated to ensure that thresholds are not exceeded.  Exceptions will be remedied with Compliance and Portfolio Managers working together to adjust portfolio and resolve in the best interest of the mutual fund client and its investors, documented and reported to the Mutual Fund CCO.

G.

     Rule 12d1-A – Investing in Other Investment Companies

Section 12(d)(1)(A) of the 1940 Act (“Section 12(d)(1)(A)”) restricts registered investment company purchases of other investment companies.  Under the 1940 Act, the definition of “investment company” includes, but is not limited to:

•

mutual funds;

•

money market funds;

•

closed-end funds (including preferred shares of a closed-end fund); and

•

exchange traded funds.

In general, the Funds may not purchase securities of another investment company if they would own:

1.

more than 3% of any one investment company’s voting securities;

2.

securities of any one investment company with a value exceeding 5% of a Fund’s total assets; or

3.

securities of investment companies in the aggregate exceeding 10% of a Fund’s total assets.

Aristotle will monitor mutual fund investments using Rules Manager to ensure that these thresholds are not violated.  Exceptions will be remedied with Compliance and Portfolio Managers working together to adjust portfolio and resolve in the best interest of the mutual fund client and its investors, documented and reported to the Mutual Fund CCO/Board.

H.

Consistency with Fund Disclosure Statements

Aristotle will review the mutual fund client’s prospectus and statement of additional information (“SAI”) to ensure that its procedures and the mutual fund portfolio it advises are suitable and consistent with the mutual fund’s objectives, guidelines, restrictions and statutory restrictions.  The CCO or designee will implement a checklist which documents the portfolios compliance with guidelines and restrictions set forth in the fund’s disclosure statements.  Exceptions will be remedied, documented and reported to the Mutual Fund CCO/Board.

I.

Issuer Diversification Monitoring Procedures

Aristotle will monitor mutual fund portfolio holdings using Rules Manager, so that with respect to 75% of its total assets, the portfolio investment in any one issuer does not exceed 5% of the portfolio’s total assets or 10% of the outstanding voting securities of an issuer to ensure the mutual fund is in compliance with Section 5(b)(1) of the Investment Company Act.  Exceptions will be remedied with Compliance and Portfolio Managers working together to adjust portfolio and resolve in the best interest of the mutual fund client and its investors, documented and reported to the Mutual Fund CCO/Board.

J.

Industry Concentration Procedures

Aristotle will monitor mutual fund portfolio holdings using Rules Manager to ensure no more than 25% of the fund’s net assets are concentrated in a particular industry.  Any deviation from this limitation would be according to Aristotle’s monitoring of the fund portfolio per section 20.H above.  Exceptions will be remedied with Compliance and Portfolio Managers working together to adjust portfolio and resolve in the best interest of the mutual fund client and its investors, documented and reported to the Mutual Fund CCO/Board.

K.

Name Test Procedures

Aristotle will monitor mutual fund portfolio holdings to ensure that any mutual fund name suggesting that the fund focuses on a particular type of investment invests at least 80% of its assets in the type of investment suggested by its name.  Aristotle will review the 80% investment requirement based on an investment company's net assets plus any borrowings for investment purposes.  Exceptions will be remedied with Compliance and Portfolio Managers working together to adjust portfolio and resolve in the best interest of the mutual fund client and its investors, documented and reported to the Mutual Fund CCO/Board.

L.

Senior Securities/Asset Segregation

Aristotle will monitor the portfolio to determine the liquid securities acceptable for segregation the amount required to be segregated; evaluate the continued appropriateness of the segregated assets and report the mutual fund’s Board any exceptions to the segregation process.  Periodically Aristotle will select a sample of the mutual fund portfolio and independently review assets to ensure that sufficient assets have been segregated to meet the mutual fund’s future obligations.  Exceptions will be remedied with Compliance and Portfolio Managers working together to adjust portfolio and resolve in the best interest of the mutual fund client and its investors, documented and reported to the Mutual Fund CCO/Board.

M.

Other Diversification Requirements

Aristotle, with the assistance of the mutual fund’s administrator, will monitor the portfolio with respect to Subchapter M and Subchapter L of the Internal Revenue Code to ensure that at least 90% of the gross income must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies, and other income derived with respect to the series’ business of investing in such stock, securities or currencies.  Any income derived by the mutual fund is treated as derived with respect to the mutual fund’s business of investing in stock, securities or currencies only to the extent that such income is attributable to items of income that would have been qualifying income if realized by the series in the same manner as by the mutual fund.

Aristotle will also monitor, with the assistance of the mutual fund’s administrator and Rules Manager, the portfolio to ensure that at least 50% of the value of its total assets are represented by cash, cash items, government securities, securities of other regulated investment companies and other securities which, with respect to any one issuer, do not represent more than 5% of the total assets of the fund nor more than 10% of the outstanding voting securities of such issuer.  In addition, not more than 25% of the value of the mutual fund’s total assets may be invested in the securities (other than government securities or the securities of other regulated investment companies) of any one issuer; the securities of two or more issuers (other than securities of another regulated investment company) if the issuers are controlled by the mutual fund and they are, pursuant to Internal Revenue Service Regulations, engaged in the same or similar or related trades or businesses; or the securities of one or more publicly traded partnerships. Exceptions will be remedied with Compliance and Portfolio Managers working together to adjust portfolio and resolve in the best interest of the mutual fund client and its investors, documented and reported to the Mutual Fund CCO/Board.

Aristotle will monitor the mutual fund’s investments so that on the last day of each calendar quarter no more than 55% of the value of its total assets is represented by any one investment, no more than 70% by any two investments, nor more than 80% is represented by any three investments and no more than 90% is represented by any four investments.

N.  Cross-Ownership Procedures

Aristotle will monitor mutual fund portfolios using Rules Manager to ensure that the mutual fund does not purchase any voting security if it is known that cross-ownership or circular ownership exists, or after such acquisition will exist, between the mutual fund and the issuer of the security. Cross-ownership exists between two companies when each of such companies beneficially owns more than 3% of the outstanding voting securities of the other company.  If cross-ownership or circular ownership between the mutual fund and any other company or companies occurs upon the purchase by a registered investment company of the securities of another company, the mutual fund will eliminate the cross-ownership or circular ownership.  Exceptions will be remedied with Compliance and Portfolio Managers working together to adjust portfolio and resolve in the best interest of the mutual fund client and its investors, documented and reported to the Mutual Fund CCO/Board.

Cross-Reference:

 Forms for review/approval of the transactions described above are included here in Appendix J

O. Portfolio Holdings Disclosure

It is the policy of the Funds managed and sub-advised by Aristotle and their service providers to protect the confidentiality of the Funds’ holdings and prevent the selective disclosure of nonpublic information about the Funds’ portfolio holdings, which includes the Funds’ portfolio holdings and pending transactions.

As a general rule, neither Aristotle nor any of Aristotle’s service providers may disclose any information concerning the portfolio holdings of the Funds to any unaffiliated third party except as provided below. The Funds and their service providers may not receive compensation or any other consideration (which includes any agreement to maintain assets in the Fund or in other investment companies or accounts managed by Aristotle, or any affiliated person of Aristotle) in connection with the disclosure of portfolio holdings information.

Nothing herein is intended to prevent the disclosure of any and all portfolio information for legitimate business purpose to the Funds’ service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities, such as the Funds’ custodian, fund accountants, attorneys, officers and trustees and each of their respective affiliates and advisors, and are subject to duties of confidentiality, including a duty to not trade on nonpublic information.

Each violation of the Portfolio Holding Disclosure policies must be reported to the CCO. If the CCO deems that such violation constitutes a “Material Compliance Matter” within the meaning of Rule 38a-1 under the 1940 Act, the CCO will report the incident to the Fund’s Board of Trustees, as required by Rule 38-1.

P. Mutual Fund Advertising and Sales Literature

Rule 135a, Rule 156 and Rule 482 under the Securities Act, Rule 34b-1 under the 1940 Act, and Rule 2210 of the FINRA Conduct Rules govern the distribution and content of investment company sales literature and advertisements. Aristotle, in its role as the manager or sub-adviser to a mutual fund, may from time-to-time prepare advertisements and sales literature related to the Fund managed.  All advertising and sales literature will include a marketing tracking code and documentation will record the date of first use.  All pieces containing performance numbers shall be updated no less frequently than quarterly.

The Funds’ Distributors shall be responsible for reviewing all sales literature and advertisements for compliance with the FINRA Conduct Rules, the Securities Act and 1940 Act and rules and regulations thereunder.

Filing Requirements

Section 24(b) of the 1940 Act requires funds to file the text of sales material (other than Rule 482 advertisements) intended for distribution to prospective investors with the SEC within ten (10) days of the first use or publication of the sales material. Rule 482 advertisements must be filed with the SEC under Rule 497 under the Securities Act.

Generally, FINRA members must file sales literature and advertisements with the FINRAAdvertising Regulation Department within ten (10) days of first use or publication by the FINRA member.

Rule 24b-3 under the 1940 Act and Rule 497(i) under the Securities Act provide that sales literature and advertisements (including Rule 482 advertisements) that are addressed to or intended for distribution to prospective investors shall be deemed filed with the SEC if the sales literature or advertisement is filed with FINRA or another national securities association. Since most mutual fund sales literature and advertisements originate from FINRA member firms subject to FINRA’s filing requirements, mutual fund sales literature and advertisements are generally only filed with FINRA.

The Funds’ Distributor is responsible for filing all sales literature and advertisements with the appropriate regulatory authorities. Aristotle will follow the advertising requirements for mutual fund advertisement and sales literature and provide the Fund Distributor with the materials required to perform a review of the Aristotle created advertising piece and make the proper filing.

21.

BUSINESS CONTINUITY

Aristotle recognizes the importance of ensuring continuity of operations in the event of an interruption of services which may result from terrorism, natural disaster or otherwise.  As a result, Aristotle has adopted a Business Continuity Plan.

Cross-Reference:

  Aristotle’s Business Continuity Plan Summary is set forth as Appendix G.

22.

ANNUAL COMPLIANCE REVIEW

Pursuant to Rule 206(4)-7, Aristotle’s CCO will annually review or oversee the review of Aristotle’s compliance program and maintain evidence of the annual review.  Due diligence on key service providers will also be conducted on an ongoing basis, which may include an annual onsite visit to certain providers, all of which will be documented as part of the annual review.  To the extent that compliance violations are detected, the CCO will document the manner in which any such violations were corrected.  The CCO may implement changes to the compliance program at any time, including revisions to this Manual, as necessary.  It is the responsibility of the CCO to communicate any such changes to Aristotle’s advisory personnel.

The CCO may, but is not required to, seek the assistance of relevant persons within Aristotle as well as outside providers such as legal counsel or auditors in the course of the annual review.

Footnotes

1

Unless otherwise indicated, all rule and section references are to the Advisers Act and the rules thereunder.

2

See Final Rule: Compliance Programs of Investment Companies and Investment Advisers, Rel. No. IA-2204 (Dec. 17, 2003).

3

Unless otherwise stated herein, any function assigned to a particular person may be performed by that person’s designee.

4

The CCO “should be competent and knowledgeable regarding the Advisers Act and should be empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for the firm.”  Rel. No. IA-2204 (Dec. 17, 2003).

5

If the CCO is deemed a supervisor, the CCO will not be deemed to have failed to supervise any person provided that: (1) the adviser adopted procedures reasonably designed to prevent and detect violations of law; (2) the adviser had a system in place for applying the procedures; and (3) the supervising person reasonably discharged his supervisory responsibilities in accordance with the procedures and had no reason to believe the supervised person was not complying with the procedures.  See id. (citing Advisers Act Section 203(e)(6)).

6 Contact the CCO for the most current copy of the Access Person List.

7

Rel. No. IA-1000 (Dec. 3, 1985).

8

Statutory requirements for advisory contracts:

•

Section 205(a)(1) - contracts which provide for compensation based on a share of capital gains upon or capital appreciation of a client’s funds or any portion of the funds are generally prohibited;

•

Section 205(a)(2) - contracts must contain a provision prohibiting assignment without client consent; and

•

Section 205(a)(3) - advisers organized as partnerships must notify clients of any change in the membership of the partnership within a reasonable time after the change.

9

Each advisory contract should contain, or be preceded or accompanied by, the client’s acknowledgement of receipt of a copy of the Brochure.

10

See Rel. No. IA-58 (April 10, 1951).

11

Auchincloss & Lawrence Inc. (pub. avail. Feb. 8, 1974).

12

A provision in an investment advisory contract providing for the return of fees charged in case of an unsatisfactory recommendation would violate Section 205 because the adviser would, in effect, be charging advisory fees only when customers realized capital appreciation as a result of its advice.   Robert Reinhart, Jr. (pub. avail. Oct. 21, 1971).

13

See Jennison Associates Capital Corp. (pub. avail. Dec. 2, 1985) (initial notice to clients requests affirmative consent to assignment; follow-up letter to clients not responding to first letter within sixty days of mailing states that adviser would continue to provide investment advice under existing agreement subject to client's right to terminate contract and adviser assumes that client has consented to assignment of contract).

14

Although up to 35 non-“accredited investors” may participate in a Regulation D offering under Rule 506, most Section 3(c)(1) funds require that all purchasers be accredited.  With respect to Section 3(c)(7) funds, persons that meet the “qualified purchaser” requirement are almost invariably “accredited investors.”

15

See Rel. No. IA-1732 (July 17, 1998), clarifying SEC opinion in In the Matter of Piper Capital Management, Inc., Rel. No. IA-1435 (Aug. 11, 1994).

16

In re McKenzie Walker Investment Management, Rel. No. IA-1571 (July 16, 1996).

17 SEC No-Letter, SMC Capital, Inc., Pub. Avail September 5, 1995 and SEC Staff No-Action Letter, Preztel & Stouffer, Pub. Avail. December 1, 1995.

18

As discussed herein, the SEC Staff has taken the position that, under certain circumstances, provisions of the Advertising Rule related to testimonials and past specific recommendations may not apply to private fund and other adviser marketing materials such as investor letters or solicitations which are provided either to existing clients/investors or to those who specifically request such information.  See infra, n. 21 and accompanying text.

19

See Franklin Management Inc. (pub. avail. Dec. 10, 1998).

20       Investment Advisers Act of 1940 Section 206(4) and Rule 206(4)-1(a)(2) The TCW Group, Inc., No-Action

          Letter dated November 7, 2008.

21

See Investment Counsel Association of America (pub. avail. Mar. 1, 2004).

22

Where an adviser may execute orders as agent or principal, the memorandum should reflect the capacity in which the adviser executed the order.

23

Section 202(a)(25) of the Advisers Act defines “supervised person” as “any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.”  This statutory term is used in new Rule 204A-1 to replace the term “advisory representative”, formerly included in Rule 204-2(a)(12) and (13) to establish the advisory personnel subject to personal securities transaction reporting requirements.  See Final Rule: Investment Adviser Code of Ethics, Rel. No. IA-2256 (July 2, 2004) (“Adopting Release”).  Effective August 31, 2004, Rule 204A-1 must be implemented by all registered advisers no later than January 7, 2005.

24

Effective October 5, 2004, the first annual review must be completed within 18 months of the adoption of the adviser’s written policies and procedures adopted under Rule 206(4)-7.  See Final Rule: Compliance Programs of Investment Companies and Investment Advisers, Rel. No. IA-2204 (Dec. 17, 2003) at Section III.

25

This requirement may be satisfied by reliance on a third party (provided the adviser has obtained an undertaking from the third party to supply a copy of the proxy statement promptly upon request) or reliance on the SEC’s EDGAR system.

26

This requirement may be satisfied by reliance on a third party (with the same undertaking described above).

27

Filing through EDGAR will satisfy a filer’s obligation to file reports with the New York Stock Exchange, Inc., the American Stock Exchange and the Chicago Stock Exchange.  See Rel. No. 34-46421 at n. 55 (Aug. 27, 2002).

28

See, Rel. No. IA-2106 (Jan. 31, 2003).  See also, Rel. No. IC-25922 (Jan. 31, 2003) relating to voting proxies of portfolio securities of registered investment companies.

29

Interpretive Bulletin 94-2, July 28, 1994.

30

AVON letter (Feb. 23, 1988); MONKS letter (Jan. 23, 1990).

31

See Massachusetts Financial Services Company, Rel. No. IA-2165 (Sept. 4, 2003) in which the SEC settled an action against an adviser that received material nonpublic information about government securities from a consultant.  The SEC found that the adviser’s insider trading procedures failed to address potential misuse of material non-public information related to debt securities (including government securities) and “did not describe the potential that consultants . . . could obtain and provide material non-public information . . . [or] discuss the use of consultants by MFS or the handling of information received from consultants.”

32 Definition includes registered investment adviser.

33 A covered transaction account is one that enables the account owner to make payments or transfers to third parties.  Examples include: broker-dealer that offers custodial accounts; registered investment company that enables investors to make wire transfers to other parties or offers check-writing privileges; or registered adviser that holds transaction accounts and is permitted to direct payments or transfers out of those accounts to third parties.

34

Custody of Funds or Securities of Clients by Investment Advisers, Rel. No. IA-2968 (Dec. 30, 2009).

35

Rule 206(4)-2(c)(3).

36

A futures commission merchant is a qualified custodian only with respect to funds and securities futures or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon.

37

Customer assets must be segregated from the Foreign Custodian’s proprietary assets.

38 There are certain exemptions outlined in Rule 12d3-1 (Section c.3) related to sub-advisers who are not responsible for the advice being given or if there are contractual limitations on the advice being given.